Exhibit 4.1

AGENCY AGREEMENT

July 26, 2017

NioCorp Developments Ltd.
7000 South Yosemite Street, Suite 115
Centennial, CO
US 80112

Attention:	Mark Alan Smith, Executive, Chairman, CEO and President

Dear Sir:

The undersigned, Mackie Research Capital Corporation (the “Agent”), understands that NioCorp Developments Ltd. (the “Corporation”) proposes to create, issue and sell, subject to the terms and conditions set forth herein up to 3,077,000 Units of the Corporation (the “Units”) at a price of $0.65 per Unit (the “Purchase Price”), for total gross proceeds to the Corporation of up to $2,000,050 (the “Brokered Offering”).

Each Unit shall be comprised of one Common Share (each, a “Unit Share”) and one common share purchase warrant (each, a “Warrant”), with each Warrant entitling the holder thereof to purchase one additional Common Share (each, a “Warrant Share”) at an exercise price of $0.79 per Warrant at any time up to 5:00 p.m. (Vancouver time) on the date that is 48 months following the Closing Date (as defined herein); provided that if the Corporation has not caused the Registration Statement to be declared effective by the SEC at or before 5:00 p.m. (Vancouver time) on November 26, 2017, then each Unit will thereafter entitle the holder to receive, for no additional consideration, an additional 10% of the Warrants underlying each Unit, resulting in the issuance of 1.1 Warrants (instead of one Warrant) per Unit, with each whole Warrant being exercisable into one Warrant Share, subject to adjustment, on exercise of the Warrants (the additional Warrants are referred to as the “Penalty Warrants”).

The Warrants will be created and issued pursuant to the terms and conditions of a warrant indenture (the “Warrant Indenture”) to be entered into on the Closing Date between the Corporation and the Warrant Agent, in its capacity as warrant agent thereunder, and the specific attributes of the Warrants shall be set forth in the Warrant Indenture.

Upon and subject to the terms and conditions set forth herein, the Agent hereby agrees to act, and upon acceptance hereof, the Corporation hereby appoints the Agent, as agent, to offer for sale by way of private placement on a “best efforts” basis under the Brokered Offering (the “Offering”), without Agent liability, the Units to be issued and sold pursuant to the Offering and the Agents agree to arrange for purchasers of the Units in the Qualifying Jurisdictions, and by its acceptance hereof the Corporation hereby appoints the Agent as the Corporation’s exclusive agent in respect of the Offering; provided that the Agent shall act as agent only and shall be under no obligation to purchase any of the Units. Notwithstanding the foregoing, the Agent may, subject to Securities Laws, subscribe for and purchase Units if it so chooses.

In addition, the Corporation hereby grants to the Agent an irrevocable option (the “Over-Allotment Option”) to offer for sale up to 461,550 additional Units of the Corporation (the “Over-Allotment Units”) at the Purchase Price. The Over-Allotment Option may be exercised by the Agent, in whole or in part, by providing written notice forty-eight (48) hours prior to the Closing Time (the “Over-Allotment Expiry Date”) in accordance with the provisions hereof. For clarity, the Agent shall be under no obligation whatsoever to exercise the Over-Allotment Option, in whole or in part.

Unless the context otherwise requires, all references to the “Units” shall include any securities issued in connection with the exercise of the Over-Allotment Option, any reference to “Unit Share” shall include the common shares underlying the Over-Allotment Units, any reference to “Warrant” shall include the warrants underlying the Over-Allotment Units and the Penalty Warrants, as applicable, any reference to “Warrant Share” shall include the securities underlying the Warrants forming part of the Over-Allotment Units, and any reference to “Broker Warrant” shall include the Penalty Broker Warrants, if applicable.

In consideration of the services to be rendered by the Agent, including assisting in preparing documentation relating to the Units, the Corporation agrees to pay to the Agent, at the Closing Time, the Commission and the Broker Warrants in accordance with Section 16. The obligation of the Corporation to issue the Broker Warrants shall arise at the Closing Time and the Commission and the Broker Warrants shall be fully earned by the Agent upon completion of the Offering.

DEFINITIONS

In this Agreement, in addition to the terms defined above or elsewhere in this Agreement, the following terms shall have the following meanings:

“0896800” means 0896800 B.C. Ltd., formerly 0886338 B.C. Ltd., a wholly-owned subsidiary of the Corporation;

“affiliate” has the same meaning as set forth in the Securities Act (Ontario);

“Agent” means Mackie Research Capital Corporation;

“Agreement” means the agreement resulting from the acceptance by the Corporation of the offer made hereby;

“Alternative Transaction” has the meaning ascribed to such term in Section 15;

“Alternative Transaction Commission” has the meaning ascribed to such term in Section 15;

“Brokered Offering” has the meaning ascribed to such term on the face page of this Agreement;

“Broker Shares” has the meaning ascribed to such term in Section 16;

“Broker Warrants” has the meaning ascribed thereto in Section 16;

“Business Day” means a day which is not a Saturday, Sunday or statutory or civic holiday in the city of Toronto, Ontario;

“CDS” means the Canadian Depository for Securities Limited;

“Claims” has the meaning ascribed thereto in Section 13;

“Closing” means the closing on the Closing Date of the transaction of purchase and sale in respect of the Units as contemplated by this Agreement and the Subscription Agreements;

“Closing Date” means July 26, 2017 or such other date as the Corporation and the Agent may agree;

“Closing Time” means 8:00 a.m. (Toronto time) on the Closing Date or such other time on the Closing Date as the Corporation and the Agent may agree;

“Commission” has the meaning ascribed to such term in Section 16;

“Common Share” means a common share in the capital of the Corporation and “Common Shares” means, collectively, the common shares in the capital of the Corporation;

“Contaminant” means and includes, without limitation, any pollutants, dangerous substances, liquid wastes, hazardous wastes, hazardous materials, hazardous substances or contaminants), including, without limitation, the storage, use, holding, collection, purchase, accumulation, assessment, generation, manufacture, construction, processing, treatment, stabilization, disposition, handling or transportation thereof, or the release, escape, leaching, dispersal or migration thereof into the natural environment, including the movement through or in the air, soil, surface water or groundwater;

“Corporation” means NioCorp Developments Ltd., a corporation existing under the Business Corporations Act (Ontario);

“Corporation’s Auditors” means BDO USA, LLP, or such other firm of chartered accountants as the Corporation may have appointed or may from time to time appoint as auditors of the Corporation;

“Debt Instrument” means any mortgage, note, indenture, loan, bond, debenture, promissory note or other instrument evidencing indebtedness (demand or otherwise) for borrowed money or other liabilities to which the Corporation or any Subsidiary is a party or its property or assets are otherwise bound;

“Disclosure Documents” means, collectively, all of the documentation which has been filed by or on behalf of the Corporation with the relevant Securities Commissions pursuant to the requirements of applicable Securities Laws, including all press releases, material change reports (excluding any confidential material change report), prospectuses, financial statements and Technical Reports of the Corporation.

“Engagement Letter” means the engagement letter dated June 30, 2017, between the Corporation and the Agent;

“Environmental Laws” has the meaning ascribed to such term in Section 4(qqq);

“Environmental Permits” has the meaning ascribed to such term in Section 4(qqq);

“ECRC” means Elk Creek Resources Corp., a private Nebraska corporation and wholly-owned subsidiary of 0896800;

“Financial Statements” means, collectively, the comparative audited consolidated financial statements as at and for the years ended June 30, 2016 and 2015 of the Corporation, the interim condensed consolidated financial statements for the three and nine months ended March 31, 2017;

“Governmental Authority” means any governmental authority and includes, without limitation, any national or federal government, province, state, municipality or other political subdivision of any of the foregoing, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and any corporation or other entity owned or controlled (through stock or capital ownership or otherwise) by any of the foregoing;

“Indemnified Party” shall have the meaning ascribed thereto in Section 13;

“Initial Registration Statement” has the meaning ascribed thereto in 5(b);

“Intellectual Property” has the meaning ascribed to such term in Section 4(mmm);

“Leased Premises” has the meaning ascribed to such term in Section 4(ddd);

“Marketing Materials” means, without limitation, any written materials relating to the Corporation or the Subsidiaries or any of their respective officers or directors provided by the Corporation to the Agent and the Agent’s counsel in connection with the Offering;

“Material Adverse Effect” when used in connection with an entity means any change (including a decision to implement such a change made by the board of directors or by senior management who believe that confirmation of the decision by the board of directors is probable), event, violation, inaccuracy, circumstance or effect that is materially adverse to the business, assets (including intangible assets), liabilities, capitalization, ownership, financial condition or results of operations of such entity on a consolidated basis, after giving effect to the transactions contemplated by this Agreement;

“Material Agreement” means any material Debt Instrument, indenture, contract, commitment, agreement (written or oral), instrument, lease or other document, to which the Corporation or any of the Subsidiaries are a party or by which any one of them are bound;

“misrepresentation”, “material fact”, “material change”, “affiliate”, “associate” and “distribution” shall have the respective meanings ascribed thereto in the Securities Act (Ontario);

“Offering” has the meaning ascribed to such term on the face page of this Agreement;

“Over-Allotment Expiry Date” has the meaning ascribed to such term on the face page of this Agreement;

“Over-Allotment Option” has the meaning ascribed to such term on the face page of this Agreement;

“Over-Allotment Units” has the meaning ascribed to such term on the face page of this Agreement;

“Penalty Broker Warrant” has the meaning ascribed thereto in Section 16;

“Penalty Warrant” has the meaning ascribed to such term on the face page of this Agreement;

“Person” shall be broadly interpreted and shall include any individual, corporation, partnership, joint venture, association, trust or other legal entity;

“Properties” means the mineral properties and projects of the Corporation and the Subsidiaries as described in the Disclosure Documents and/or Public Record and “Property” means any one of them;

“Public Record” means all publicly available press releases, material change reports, information circulars, management’s discussion and analysis, annual information forms, financial statements, business acquisition reports and other documents that have been disclosed by the Corporation to the public or filed by the Corporation with applicable securities regulatory authorities in the provinces where the Corporation is a reporting issuer pursuant to applicable securities laws or otherwise posted by the Corporation on SEDAR as of the date of this Agreement;

“Purchase Price” has the meaning ascribed to such term on the face page of this Agreement;

“Purchaser” means each Person who acquires Units under the Offering by duly completing, executing and delivering the Subscription Agreements as a purchaser;

“Qualifying Jurisdictions” means the Provinces of British Columbia, Alberta, Saskatchewan, Ontario, and New Brunswick;

“Registration Statement” has the meaning ascribed thereto in 2(d);

“Rule 462(b) Registration Statement” has the meaning ascribed thereto in 4(b);

“SEC” means the United States Securities and Exchange Commission;

“Securities Commissions” means, collectively, the securities commissions or other securities regulatory authorities in the Qualifying Jurisdictions;

“Securities Laws” means, unless the context otherwise requires, all applicable securities laws in each of the Qualifying Jurisdictions, the respective regulations made thereunder, together with applicable published fee schedules, prescribed forms, policy statements, multilateral and national instruments, orders, blanket rulings and other regulatory instruments of the securities regulatory authorities in such jurisdictions and the rules of any applicable stock exchange (including the TSX);

“Selling Firms” has the meaning ascribed thereto in Section 4(b);

“Selling Jurisdictions” means collectively, the Qualifying Jurisdictions and such other jurisdictions as the Agent and the Corporation may agree;

“Selling Securityholder Form” has the meaning ascribed thereto in Section 4(a);

“Subscription Agreements” means, collectively, the subscription agreements in the form agreed upon by the Agent and the Corporation pursuant to which Purchasers agree to subscribe for and purchase the Units as contemplated herein and shall include, for greater certainty, all schedules and exhibits thereto;

“subsidiary” has the meaning ascribed thereto in the Securities Act (Ontario);

“Subsidiaries” means each of ECRC and 0896800, and “Subsidiary” means any one of them;

“Taxes” means all taxes (including income tax, capital tax, payroll taxes, employer health tax, workers’ compensation payments, property taxes, custom and land transfer taxes), duties, royalties, levies, imposts, assessments, deductions, charges or withholdings and all liabilities with respect thereto including any penalty and interest payable with respect thereto;

“Transfer Agent” means Computershare Investor Services Inc.;

“TSX” means the Toronto Stock Exchange;

“Unit Shares” means the Common Shares partially comprising the Units comprising the Offering;

“United States” means the United States of America as defined in Regulation S under the U.S. Securities Act;

“Units” has the meaning ascribed to such term on the face page of this Agreement;

“U.S. GAAP” means United States generally accepted accounting principles, consistently applied;

“U.S. Person” means a U.S. person as that term is defined in Rule 902(k) of Regulation S under the U.S. Securities Act;

“U.S. Preliminary Prospectus” means any preliminary prospectus included in the Initial Registration Statement or filed with the SEC pursuant to Rule 424(a) of the rules and regulations of the SEC under the U.S. Securities Act;

“U.S. Prospectus” has the meaning ascribed thereto in 2(d);

“U.S. Securities Act” means the United States Securities Act of 1933, as amended;

“U.S. Securities Laws” means all applicable securities laws in the United States, including without limitation, the U.S. Securities Act, the U.S. Exchange Act and the rules and regulations promulgated thereunder, and any applicable state securities laws;

“Warrant Agent” means Computershare Trust Company of Canada;

“Warrant Indenture” has the meaning ascribed to such term on the face page of this Agreement;

“Warrant Shares” means the Common Shares issuable upon exercise of the Warrants; and

“Warrants” means Common Share purchase warrants of the Corporation forming part of the Units comprising the Offering, with each whole warrant being exercisable to acquire, subject to adjustment, one Common Share at an exercise price of $0.79 per Warrant at any time up to 5:00 p.m. (Vancouver time) on the date that is 48 months following the Closing Date.

TERMS AND CONDITIONS

1.

(a)          Sale on Exempt Basis. The Agent shall offer for sale the Units comprising the Offering on behalf of the Corporation:

(i)         in the Qualifying Jurisdictions in compliance with all applicable Securities Laws and in such other jurisdictions outside of Canada agreed to by the Corporation; and

(ii)        only to such Purchasers and in such manner so that the sale of the Units to such Purchasers is exempt from any prospectus or offering memorandum filing or delivery requirement or similar requirement of applicable securities laws and is otherwise in compliance with all applicable Securities Laws and all applicable securities laws of such other jurisdictions.

(b)          Filings. The Corporation undertakes to file or cause to be filed all forms or undertakings required to be filed by the Corporation in connection with the purchase and sale of the Units so that the distribution of the Units may lawfully occur without the necessity of filing a prospectus, a registration statement or an offering memorandum in Canada (but on terms that will permit the Units acquired by the Purchasers in the Qualifying Jurisdictions to be sold by such Purchasers in the Qualifying Jurisdictions subject to, and in compliance with, applicable Securities Laws), and the Agent undertakes to cause the Purchasers to complete any forms required by Securities Laws or other applicable securities laws and by the TSX. All fees payable in connection with such filings under all applicable Securities Laws shall be at the expense of the Corporation.

(c)          No Advertising. None of the Corporation or the Agent shall advertise the offer and sale of the Units in any newspaper, magazine, printed media or similar medium of general and regular paid circulation, broadcast over radio or television or by means of the Internet or conduct any seminar or meeting relating to the offer and sale of the Units whose attendees have been invited by general solicitation or advertising.

2.           Corporation’s Covenants. The Corporation hereby covenants to the Agent and to the Purchasers and their permitted assigns, and acknowledges that each of them is relying on such covenants in purchasing the Units:

(a)          unless otherwise inconsistent with the fiduciary duties of the board of directors of the Corporation, for a period of 18 months after the Closing Date it will use commercially reasonable efforts to maintain its status as a “reporting issuer” under Securities Laws of the provinces of British Columbia, Alberta, Saskatchewan, New Brunswick and Ontario not in default of any requirement of such Securities Laws;

(b)          the Unit Shares and the Warrants (including those Unit Shares and Warrants underlying the Over-Allotment Units, if applicable) will be duly and validly created, authorized and issued on the payment therefor, and such Unit Shares and Warrants (including those Unit Shares and Warrants underlying the Over-Allotment Units, if applicable) will have the attributes set out in the U.S. Preliminary Prospectus, the U.S. Prospectus, the Registration Statement, and any Amendment, as applicable;

(c)          as promptly as practicable following the Closing Date and the receipt by the Corporation of Selling Securityholder Forms, it will prepare and file the U.S. Preliminary Prospectus under the U.S. Securities Act in the United States;

(d)          as soon as possible after any comments of the SEC have been satisfied, it will have caused the Registration Statement to be declared effective by the SEC and will prepare and file with the SEC, the U.S. Prospectus pursuant to Rule 424(b) under the U.S. Securities Act in the United States; and shall further ensure that no stop order suspending the effectiveness of the U.S. Prospectus, the Registration Statement or any post-effective amendment thereto or any Rule 462(b) Registration Statement, if any, is issued and no proceeding for that purpose is initiated or threatened by the SEC; the various parts of the Initial Registration Statement and the Rule 462(b) Registration Statement, if any, including all exhibits thereto and including the information contained in the form of final prospectus filed with the SEC pursuant to Rule 424(b) under the U.S. Securities Act in accordance with Section 5(a) hereof and deemed by virtue of Rule 430A under the U.S. Securities Act to be part of the Initial Registration Statement at the time it is declared effective, each as amended at the time such part of the Initial Registration Statement becomes effective or such part of the Rule 462(b) Registration Statement, if any, becomes effective, are hereinafter collectively called the “Registration Statement”; and such final prospectus, in the form first filed pursuant to Rule 424(b) under the U.S. Securities Act, is hereinafter called the “U.S. Prospectus”;

(e)          The Corporation agrees to use commercially reasonable efforts, including instructing its counsel to deliver requested legal opinions, following the effectiveness of the Registration Statement to instruct the Transfer Agent for the Common Shares, Warrant Shares, Warrants, Broker Warrants and Broker Shares covered by the Registration Statement to remove any restrictive legends included on such Common Shares, Warrant Shares, Warrants, Broker Warrants or Broker Shares in connection with the initial sale or transfer thereof by the selling securityholders listed in the Registration Statement, and any costs related to the removal of the restrictive legends shall be borne by the Corporation (up to a maximum of $150 per legend removal request per securityholder);

(f)           it shall fulfill to the satisfaction of the Agent all legal requirements to be fulfilled by it to enable the Unit Shares and the Warrants (including those Unit Shares and Warrants underlying the Over-Allotment Units, if applicable) to be offered for sale and sold in the Qualifying Jurisdictions by or through the Selling Firms who comply with all applicable Securities Laws in each of the Selling Jurisdictions;

(g)          each of the Unit Shares, Warrants and Warrant Shares, including those issued pursuant to the Over-Allotment Option, and the Broker Warrants and the Broker Shares, upon effectiveness of the Registration Statement, will not carry any United States resale or transfer restrictions under applicable United States Securities Laws;

(h)          it shall allow and assist the Agent to participate fully in the preparation of the U.S. Preliminary Prospectus, the U.S. Prospectus, the Registration Statement and any Amendment, as applicable, and shall allow the Agent to conduct all “due diligence” investigations which the Agent may reasonably require to fulfill the Agent’s obligations as Agent and to enable the Agent responsibly to execute any certificate required to be executed by the Agent and it shall comply with all requests for additional information on the part of the SEC or any Canadian Securities Commission to the reasonable satisfaction of the Agent;

(i)          it will comply with the Securities Laws in each of the Qualifying Jurisdictions it will promptly inform the Agent in writing of the full particulars of any material change, actual, anticipated or threatened, in the operating or financial condition of the Corporation or of any change in any material fact contained or referred to in the U.S. Preliminary Prospectus, the U.S. Prospectus, the Registration Statement or any Amendment or Supplementary Material thereto, as applicable, and of the existence of any material fact which is, or may be, of such a nature as to render the U.S. Preliminary Prospectus, the U.S. Prospectus, the Registration Statement or any Amendment or Supplementary Material thereto, as applicable, untrue, false or misleading in a material respect or result in a misrepresentation. The Corporation shall, to the satisfaction of the Agent and its counsel, acting reasonably, promptly comply with all applicable filings and other requirements under the Securities Laws as a result of such change. The Corporation shall, in good faith, first discuss with the Agent any change in circumstances (actual or proposed, within the Corporation’s knowledge) which is of such a nature that there is reasonable doubt whether notice need be given to the Agent pursuant to this Section 2(i) and, in any event, prior to making any filing referred to in this Section 2(i). For greater certainty, it is understood and agreed that if the Agent determines, after consultation with the Corporation, that a material change or change in a material fact has occurred which makes untrue or misleading any statement of a material fact contained in the U.S. Preliminary Prospectus, the U.S. Prospectus, the Registration Statement or any Amendment or Supplementary Material thereto, or which may result in a misrepresentation, the Corporation will:

i.	prepare and file promptly any Amendment which in its opinion, acting reasonably, may be necessary or advisable after consultation with the Agent; and

ii.	contemporaneously with filing the Amendment under the Securities Laws, the Corporation will deliver to the Agent:

(A)  an originally signed copy of the Amendment;

(B)  an originally signed copy of all documents relating to the proposed distribution of the Units and filed with the Amendment under Securities Laws; and

(C)  such other documents as the Agent shall reasonably require;

(j)          it will advise the Agent, promptly after receiving notice thereof, of the time when the U.S. Preliminary Prospectus, the U.S. Prospectus, the Registration Statement and any Amendment or Supplementary Material has been filed and receipts have been obtained and will provide evidence satisfactory to the Agent of each filing and the issuance of receipts;

(k)         it will advise the Agent, promptly after receiving notice or obtaining knowledge, of:

i.	the issuance by any Securities Commission of any order suspending or preventing the use of the U.S. Preliminary Prospectus, the U.S. Prospectus, the Registration Statement or any Supplementary Material;

ii.	the suspension of the qualification of the Units, or, if applicable, the Over-Allotment Units for offering or sale in any of the Selling Jurisdictions;

iii.	the institution, threatening or contemplation of any proceeding for any of those purposes; or

iv.	any requests made by any Securities Commission for amending or supplementing the U.S. Preliminary Prospectus, the U.S. Prospectus or the Registration Statement or for additional information, and will use its commercially reasonable efforts to prevent the issuance of any such order and, if any such order is issued, to obtain the withdrawal of the order promptly;

(l)          it will use commercially reasonable efforts to promptly do, make, execute, deliver or cause to be done, made, executed or delivered, all such acts, documents and things as the Agent may reasonably require from time to time for the purpose of giving effect to this Agreement, the Subscription Agreements and the transactions contemplated by the U.S. Preliminary Prospectus, the U.S. Prospectus and the Registration Statement and take all such steps as may be reasonably within their power to implement to their full extent the provisions of this Agreement, the Subscription Agreements and the transactions contemplated by the U.S. Preliminary Prospectus, the U.S. Prospectus and the Registration Statement;

(m)        it is not an “ineligible issuer” as defined under Rule 405 under the U.S. Securities Act;

(n)         it does not have any outstanding debt securities that are rated by any “nationally recognized statistical rating organization”, as that term is defined by the SEC for purposes of Rule 436(g)(2) under the Act or by the DBRS rating agency in Canada;

(o)         it will ensure that a sufficient number of Common Shares are allotted and reserved for issuance upon the exercise of the Warrants, and the Broker Warrants;

(p)         it will ensure that the Warrants are duly and validly created, authorized and issued on payment of the exercise price therefor and shall have attributes corresponding in all material respects to the description set forth in this Agreement;

(q)          it will ensure that the Broker Warrants are duly and validly created, authorized and issued on payment of the exercise price therefor and shall have attributes corresponding in all material respects to the description set forth in this Agreement;

(r)          it will ensure that the Warrant Shares issuable upon the exercise of the Warrants and the Broker Shares issuable upon the exercise of the Broker Warrants shall, upon issuance in accordance with their terms or the terms of the Warrant Indenture, as applicable, without limitation, including payment of the exercise price therefor, be duly issued as fully paid and non-assessable shares of the Corporation;

(s)          it will make all necessary filings, obtain all necessary regulatory consents and approvals (if any) and the Corporation will pay all filing fees required to be paid in connection with the transactions contemplated in this Agreement;

(t)          subject to compliance with applicable laws, any press release of the Corporation relating to the Offering will be provided in advance to the Agent and the Corporation will agree to the form and substance thereof with the Agent prior to the release thereof;

(u)         it shall use commercially reasonable efforts to maintain the Registration Statement or post-effective amendment thereto effective under the U.S. Securities Act until the earlier of: (i) the date that all of the Unit Shares, Warrants and Warrant Shares registered pursuant to the Registration Statement have been sold pursuant to such Registration Statement or Rule 144 under the U.S. Securities Act , if available, or (ii) the date that is 48 months from the Closing Date;

(v)         it will file promptly all reports and any definitive proxy or information statements required to be filed by the Corporation with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the U.S. Exchange Act subsequent to the date of the U.S. Prospectus and for so long as the delivery of the U.S. Prospectus is required in connection with the offering or sale of the Units and Over-Allotment Units or the terms of this Agreement;

(w)         it will not for a period commencing the date that this Agreement is signed and for two years thereafter to remain a reporting issuer under Canadian Securities Laws in the Canadian Qualifying Jurisdictions, not in default of any requirement of such Canadian Securities Laws, provided that this covenant shall not prevent the Corporation from completing any transaction which would result in the Corporation ceasing to be a “reporting issuer” so long as the holders of Common Shares receive securities of an entity which is listed on a stock exchange in Canada or cash or the holders of the Common Shares have approved the transaction in accordance with the requirements of applicable corporate laws and the policies of the TSX;

(x)         it will not take any action for a period commencing on the Closing Date and for two years thereafter which would reasonably be expected to result in the delisting or suspension of its Common Shares on or from the TSX or on or from any securities exchange, market or trading or quotation facility on which its Common Shares are then listed or quoted, provided that this covenant shall not prevent the Corporation from completing any transaction which would result in the Corporation ceasing to be listed on the TSX so long as the holders of Common Shares receive securities of an entity which is listed on a stock exchange in Canada or cash or the holders of the Common Shares have approved the transaction in accordance with the requirements of applicable corporate laws and the policies of the TSX;

(y)         it will not, and will use its commercially reasonable efforts to ensure that each of the Corporation or the Subsidiaries or any of their respective officers, directors or employees, as the case may be, do not, bid for or purchase, for their own account or any account in which they have a beneficial interest, any Common Shares or any securities exchangeable or exercisable for or convertible into Common Shares after the date hereof until the Closing Date without the written consent of the Agent;

(z)          it has not engaged in, nor will it engage in, any directed selling efforts (as defined in Regulation S) in connection with the offer and sale of the Units;

(aa)        no forward looking statement (within the meaning of Section 27A of the U.S. Securities Act) included or incorporated by reference in the Registration Statement, the U.S. Preliminary Prospectus or the U.S. Prospectus, has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith;

(bb)        it will duly execute and deliver the Subscription Agreements and the certificates representing the Warrants and the Broker Warrants, at the Closing Time, and comply with and satisfy all terms, conditions and covenants therein contained to be complied with or satisfied;

(cc)        it will use commercially reasonable efforts to fulfil or cause to be fulfilled, at or prior to the Closing Time, each of the conditions required to be fulfilled by it under Section 8;

(dd)        it will use the net proceeds of the Offering for working capital and general corporate purposes;

(ee)        it will ensure that all necessary notices and filings will have been made before the Closing Time and that all necessary consents, approvals and authorizations will have been obtained by the Corporation from the TSX to ensure that the Unit Shares, Warrant Shares and Broker Shares will be listed on the TSX upon and at the time of their issuance; and

(ff)        it will ensure that all information (including, without limitation, financial information) and statements (except information and statements relating solely to the Agent) relating to the Corporation provided to the Agent and the Purchasers will be true and correct in all material respects at the time of delivery thereof and will not contain any misrepresentation and will constitute full, true and plain disclosure of all material facts relating to the Corporation, and that no material fact or information will be omitted therefrom which is required to be stated therein or is necessary to make the statements or information contained therein not misleading in light of the circumstances under which they were made.

3.           Additional Covenants of the Corporation. In addition to any other covenant of the Corporation set forth in this Agreement, the Corporation covenants with the Agent that:

(a)          Due Diligence. The Agent will be permitted to conduct reasonable due diligence based on information disclosed publicly by the Corporation (including in filings made under the Corporation’s SEDAR profile), and shall have the right to request certain non-public material information with respect to the Corporation and its principal assets as reasonably required by the Agent in order to permit an appropriate due diligence investigation of the business and affairs of the Corporation and its Subsidiaries and affiliates in the context of the Offering. The Agent may request that the Corporation provide clarifications to questions of the Agent arising from the Agent’s review of such information. The Agent may also request, upon reasonable prior notice, a telephone call with representatives of the Corporation prior to Closing to confirm whether any non-public adverse material information has arisen which would require disclosure prior to Closing. The Corporation will make available to the Agent, on a timely basis, all corporate, business and operating records, financial information, financial statements, information concerning the direct and indirect beneficial ownership of its securities, budgets and other information in its possession and which the Agent may reasonably request concerning the Corporation and its subsidiaries, as well as access to key officers of the Corporation and to advisors and experts retained by the Corporation in order to enable the Agent to complete its due diligence investigation. From the effective date hereof to the Closing Time, it will promptly provide to the Agent, for review by the Agent and the Agent’s counsel, prior to filing or issuance of the same, any proposed public disclosure document, including without limitation, any financial statements of the Corporation, report to shareholders, information circular or any press release or material change report, subject to the Corporation’s obligations under applicable Securities Laws to make timely disclosure of material information, and the Agent agrees to keep such information confidential until it is disseminated into the marketplace;

(b)          Material Change during Distribution Period. During the period from the date of this Agreement until the completion of distribution of the Units pursuant to this Agreement, the Corporation shall promptly notify the Agent of the full particulars in writing of:

(i)         any material change (actual, anticipated, contemplated or threatened, financial or otherwise) in the business, financial condition, affairs, operations, assets, liabilities, obligations (contingent or otherwise), or capital of the Corporation or any Subsidiary;

(ii)        any occurrence of a material fact or the discovery of an existing material fact which, in any such case, is, or may be, of such nature as to (A) render any part of the Public Record untrue, false or misleading in any material respect, (B) result in a misrepresentation contained in any part of the Public Record, or (C) result in any part of the Public Record not materially complying with Securities Laws;

(iii)       any change in any material fact contained in or referred to in any part of the Public Record not already reflected in the Public Record; or

(iv)       any other event, state of facts or circumstance which is, or may be, or has occurred after the date of this Agreement, of such nature as to render any part of the Public Record untrue or misleading in any material respect or which would result in any misrepresentation in any part of the Public Record or which would reasonably be expected to have a significant effect on the market price of the Common Shares;

(c)          Regulatory Notice. From the date hereof until the Closing Date, the Corporation will notify the Agent of any notice or other correspondence received by the Corporation from any Governmental Authority requesting any information, meeting or hearing relating to the Corporation, the business of the Corporation, the Offering or any other event or state of affairs that the Corporation reasonably believes may be material to the Agent or the holders of Common Shares. During the period commencing on the date hereof and ending on the completion of the distribution of the Units hereunder, the Corporation will inform and provide all necessary information to the Agent, promptly after receiving notice, or obtaining knowledge of the occurrence or any threat or any announcement, of:

(i)         any request of any Securities Commission for any information, meeting or hearing relating to the Corporation, the Common Shares or the Offering or any amendment to any part of the Public Record or for any material additional information; or

(ii)        the issuance by any Securities Commission, the TSX or any other competent authority of any order to cease or suspend trading of any securities of the Corporation or of the institution or threat of institution of any proceedings for that purpose or any notice of investigation that could potentially result in an order to cease or suspend trading.

The Corporation will use its best efforts to prevent the issuance of any such cease-trading order, and, if issued, shall forthwith take all reasonable steps in order to obtain the withdrawal thereof as soon as possible;

(d)          Private Placement. As soon as reasonably possible, and in any event by the Closing Date, the Corporation shall take all such steps as may reasonably be requested by the Agent and their counsel to enable the Common Shares and Warrants comprising the Units to be offered for sale and sold on a private placement basis to Purchasers in the Qualifying Jurisdictions that qualify for a prospectus exemption under the applicable Securities Laws through the Agent or any other investment dealers or brokers registered in any of the Qualifying Jurisdictions by way of the exemptions set forth in applicable Securities Laws of each of the Qualifying Jurisdictions;

(e)          Covenants. The Corporation will duly, faithfully and punctually perform all the obligations to be performed by it and comply with its covenants and agreements hereunder and under the Subscription Agreements;

(f)          Other Filings. The Corporation will make all necessary filings, obtain all necessary regulatory consents and approvals (if any) and the Corporation will pay all filing fees required to be paid in connection with the transactions contemplated in this Agreement; and

(g)          Dealings. The Corporation will not, during the period commencing on the date hereof and ending on the Closing Date, (i) enter into any discussion with any other investment dealer or broker concerning any equity or convertible debt offering or other financing by or involving the Corporation, or (ii) offer to sell, or solicit any offer to sell, any material assets or undertakings of the Corporation, without the prior consent of the Agent (not to be unreasonably withheld or delayed). Nothing in this Section shall operate in any way so as to prohibit, prevent or impair the directors of the Corporation from exercising or complying with their fiduciary duties.

4.           Agent’s Covenants. The Agent covenants with the Corporation, and acknowledges that the Corporation is relying on such covenants, that;

(a)          it will offer the Units, and, if applicable, the Over-Allotment Units for sale to the public only in the Qualifying Jurisdictions on behalf of the Corporation, directly and through other investment dealers and brokers (the Agent, together with such other investment dealers and brokers, are referred to herein as the “Selling Firms”), only as permitted by applicable Securities Laws, upon the terms and conditions set forth this Agreement. The Agent may also offer and sell the Units and, if applicable, the Over-Allotment Units outside of Canada and the United States in a manner which is exempt from the prospectus and registration requirements of any such jurisdiction. The Agent covenants and agrees it will not, directly or indirectly, offer the Units or, if applicable, Over-Allotment Units, for sale nor sell the Units or, if applicable, Over-Allotment Units, in any jurisdiction, other than the Selling Jurisdictions, that would require the filing of a prospectus, registration statement, offering memorandum or similar document or would result in the Corporation having any reporting or other obligation in such jurisdiction;

(b)          the Agent will use its best efforts to complete the distribution of the Offered Units, and, if applicable, the Over-Allotment Units as promptly as possible and will notify the Corporation when, in its opinion, the distribution of the Units, and, if applicable, the Over-Allotment Units shall have ceased and provide a breakdown of the number of Offered Units, and, if applicable, the Over-Allotment Units distributed in each Qualifying Jurisdiction where such breakdown is required for the purpose of calculating fees payable to a Securities Commission or other securities regulatory body;

(c)          the Agent will cause each purchaser to execute a selling securityholder form (a “Selling Securityholder Form”) which shall be completed to provide information and indemnification as is customarily provided by selling securityholders, and Agent shall provide the Corporation copies of each such Selling Security Form no later than two (2) days prior to filing of the U.S. Preliminary Prospectus;

(d)          it will not make use of any “greensheet” in respect of the Corporation and the Offering without the prior written approval of the Corporation, acting reasonably, and in compliance with all applicable laws (including Securities Laws);

(e)          it will not make any representations or warranties with respect to the Corporation or the Units or, if applicable, Over-Allotment Units, other than as set forth in this Agreement, the U.S. Preliminary Prospectus, the U.S. Prospectus, the Registration Statement, any Amendment or otherwise, as applicable, with the prior written approval of the Corporation;

(f)           provided that it is otherwise satisfied, in its sole discretion, it will execute and deliver to the Corporation the certificate required to be executed by the Agent under applicable Securities Laws in connection with the U.S. Preliminary Prospectus, the U.S. Prospectus, the Registration Statement, as applicable, and any Amendment;

(g)          the Agent will offer and sell the Units, Unit Shares or Warrants outside the United States only in accordance with Rule 903 of Regulation S under the U.S. Securities Act;

(h)          the Agent has not engaged in, nor will it engage in, any directed selling efforts (as defined in Regulation S) in connection with the offer and sale of the Units;

(i)           the Agent will not distribute either directly or indirectly any of the Unit Shares, Warrants or Warrant Shares in the United States or to, or for the account or benefit of, a U.S. person (as defined in Regulation S, a “U.S. Person”) or person in the United States; except pursuant to registration under the U.S. Securities Act or pursuant to an available exemption from registration under the U.S. Securities Act;

(j)           the Agent will not engage in hedging transactions in the Unit Shares, Warrants or Warrant Shares except in compliance with the U.S. Securities Act;

(k)          the Agent agrees that prior to the expiration of the one-year distribution compliance period set forth in Rule 903(b)(3) of Regulation S under the U.S. Securities Act with regard to the Unit Shares, Warrants or Warrant Shares, it will not offer, sell or transfer, directly or indirectly, any of the Unit Shares, Warrants or Warrant Shares except in accordance with the provisions of Regulation S, pursuant to registration under the U.S. Securities Act or pursuant to an available exemption from registration under the U.S. Securities Act;

(l)           the Agent understands and acknowledges that the Unit Shares, Warrants or Warrant Shares are “restricted securities” within the meaning of Rule 144 under the U.S. Securities Act, and that if in the future it decides to offer, resell, pledge or otherwise transfer any of such securities, such securities may be offered, resold, pledged or otherwise transferred, directly or indirectly, only (i) to the Corporation; (ii) pursuant to an effective registration statement under the U.S. Securities Act; (iii) in accordance with Rule 144 under the U.S. Securities Act, if available, and, in each case, in compliance with any applicable securities laws of any state of the United States; (iv) in accordance with Regulation S under the U.S. Securities Act; or (v) pursuant to another exemption from the registration requirements under the U.S. Securities Act and any applicable securities laws of any state of the United States, after providing an opinion of counsel, of recognized standing, in form and substance reasonably satisfactory to the Corporation, to the effect that the proposed transfer may be effected without registration under the U.S. Securities Act; and

(m)         the Agent acknowledges and agrees that the Corporation is hereby bound by this Agreement and its agreements with its transfer agent to refuse to register any transfer of the Unit Shares, Warrants or Warrant Shares not made in accordance with Regulation S, pursuant to registration under the U.S. Securities Act or pursuant to an available exemption from registration under the U.S. Securities Act and in compliance with any applicable local laws and regulations.

5.           Representations and Warranties of the Corporation. The Corporation represents and warrants to the Agent and to the Purchasers, and acknowledges that each of them is relying upon such representations and warranties in acting as agent, in the case of the Agent, and in purchasing the Units under the Offering, in the case of the Purchasers, that:

Prospectus

(a)          The delivery to the Agent of the U.S. Preliminary Prospectus, U.S. Prospectus and Registration Statement shall constitute the representation and warranty of the Corporation to the Agent and the U.S. Affiliates that: (i) each such document at the time of its respective delivery fully complied in all material respects with the requirements of the Securities Laws pursuant to which it was or is prepared, and, as applicable, filed, and that all the information and statements contained therein are at the respective dates of delivery thereof, true and correct, in all material respects, contain no misrepresentation and constitute full, true and plain disclosure of all material facts relating to the Corporation and the Subsidiaries, taken together, and the Units and the Over-Allotment Units as required by applicable Securities Laws; and (ii) no material fact or information has been omitted from such disclosure which is required to be stated in such disclosure or is necessary to make the statements or information contained in such disclosure not misleading in the light of the circumstances under which they were made.

Registration Statement

(b)          A registration statement on Form S-1 together with amendments to the Registration Statement (collectively, the “Initial Registration Statement”) in respect of the Units, Over-Allotment Units, as applicable, the Broker Warrants and the Broker Shares shall be filed with the SEC under the U.S. Securities Act; the Corporation shall use its commercially reasonable efforts to cause the Initial Registration Statement and any post-effective amendment thereto delivered, each in the form as shall be delivered to the Agents, to be declared effective by the SEC in such form; other than a registration statement, if any, increasing the size of the offering (a “Rule 462(b) Registration Statement”), filed pursuant to Rule 462(b) under the U.S. Securities Act, no other document with respect to the Initial Registration Statement shall be filed with the SEC; no stop order suspending the effectiveness of the Initial Registration Statement, any post-effective amendment thereto or the Rule 462(b) Registration Statement, if any, has been issued and no proceeding for that purpose has been initiated or threatened by the SEC.

(c)          The Corporation consents to the use by the Agent of such documents in connection with the distribution of the Units and the Over-Allotment Units in the United States in compliance with the provisions of this Agreement.

General Matters

(d)          The Corporation has been duly incorporated and is validly existing under the laws of its jurisdiction of incorporation, has all requisite corporate power and capacity and is duly qualified and holds all certificates, authority, permits and licenses issued by the appropriate provincial, municipal, federal regulatory agencies or bodies necessary (and has not received or is not aware of any modification or revocation to such licences, authority, certificates or permits) to carry on its business as now conducted and to own its properties and assets and the Corporation has all requisite corporate power and authority to execute and deliver the U.S. Preliminary Prospectus, the U.S. Prospectus, the Registration Statement and any Amendment and carry out its obligations under this Agreement.

(e)          The Corporation is considered a domestic issuer under U.S. Securities Laws.

(f)          The Common Shares are registered under Section 12(g) of the U.S. Exchange Act and the Corporation has timely filed all required reports under the U.S. Exchange Act with the SEC and such filings are accurate and complete, and comply with all applicable form requirements, in all material respects. The Corporation meets all applicable qualification requirements to file a registration statement on Form S-1 with the SEC.

(g)          The Corporation has no subsidiaries other than the Subsidiaries.

(h)          0896800 is validly existing under the laws of the Province of British Columbia and the Corporation beneficially owns 100% of the issued and outstanding shares of 0896800 free and clear of all mortgages, liens, charges, pledges, security interests, encumbrances, claims or demands of any kind whatsoever, all of such shares have been duly authorized and validly issued and are outstanding as fully paid and non-assessable shares and no person has any right, agreement or option, present or future, contingent or absolute, or any right capable of becoming a right, agreement or option, for the purchase from the Corporation of any interest in any of such shares or for the issue or allotment of any unissued shares in the capital of 0896800 or any other security convertible into or exchangeable for any such shares.

(i)           0896800 (i) has been duly incorporated in the Province of British Columbia and is up-to-date in all material corporate filings and in good standing under the laws of the Province of British Columbia and (ii) has all requisite corporate power and capacity to carry on its businesses as now conducted and to own, lease and operate its properties and assets.

(j)           ECRC is validly existing under the laws of the State of Nebraska and 0896800 beneficially owns 100% of the issued and outstanding shares of ECRC free and clear of all mortgages, liens, charges, pledges, security interests, encumbrances, claims or demands of any kind whatsoever, all of such shares have been duly authorized and validly issued and are outstanding as fully paid and non-assessable shares and no person has any right, agreement or option, present or future, contingent or absolute, or any right capable of becoming a right, agreement or option, for the purchase from 0896800 of any interest in any of such shares or for the issue or allotment of any unissued shares in the capital of ECRC or any other security convertible into or exchangeable for any such shares.

(k)          ECRC (i) has been duly incorporated in the State of Nebraska and is up-to-date in all material corporate filings and in good standing under the laws of the State of Nebraska and (ii) has all requisite corporate power and capacity to carry on its businesses as now conducted and to own, lease and operate its properties and assets.

(l)           No proceedings have been taken, instituted or, are pending for the dissolution or liquidation of the Corporation or any Subsidiary.

(m)          The Corporation and each Subsidiary have conducted and are conducting their businesses in material compliance with all applicable laws and regulations of each jurisdiction in which they carry on business (including all applicable federal, provincial, state, municipal licensing laws, regulations and other lawful requirements of any governmental or regulatory body) and are licensed, registered or qualified in all jurisdictions in which they own, lease or operate their property or carry on business to enable their business to be carried on as now conducted and proposed to be conducted and assets to be owned, leased and operated and all such licences, registrations and qualifications are valid, subsisting and in good standing and neither the Corporation nor any Subsidiary has received a notice of non-compliance, nor know of, nor have reasonable grounds to know of, any facts that could give rise to a notice of non-compliance with any such laws, regulations or permits.

(n)          The Corporation is not aware of any pending or contemplated change to any applicable law or regulation or governmental position that would have a Material Adverse Effect on the Corporation or any Subsidiary or would materially adversely affect the business of the Corporation or any Subsidiary.

(o)          All consents, approvals, permits, authorizations or filings as may be required under applicable legislation and other relevant laws in the Qualifying Jurisdictions necessary for the execution and delivery of this Agreement, the Subscription Agreements and the completion of the transactions contemplated hereby and thereby (including the issuance and sale of the Units and any Over-Allotment Units, the issuance of the Warrant Shares upon the exercise of the Warrants and the issuance of the Broker Shares upon exercise of the Broker Warrants) have been made or obtained, as applicable, other than in respect of those filings which are required to be made upon completion of the transactions contemplated hereby or thereby.

(p)          The execution and delivery of this Agreement and the Subscription Agreements, the performance by the Corporation of its obligations hereunder and thereunder, the issue and sale of the Units, the Over-Allotment Units and the Broker Warrants and the consummation of the transactions contemplated hereby do not and will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under (whether after notice or lapse of time or both), (A) any statute, rule or regulation applicable to the Corporation including applicable laws and other relevant corporate and securities laws in the Qualifying Jurisdictions; (B) the constating documents, articles, notice of articles or resolutions of the Corporation and its shareholders that are in effect at the date hereof; (C) any Debt Instrument or Material Agreement; or (D) any judgment, decree or order binding the Corporation or any Subsidiary or the property or assets of the Corporation or any Subsidiary.

(q)          Neither the Corporation nor any Subsidiary is in violation of its constating documents or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, trust deed, mortgage, loan agreement, note, lease or other agreement or instrument to which it is a party or by which it or its property may be bound, except where such violation or default in performance would not have a Material Adverse Effect.

(r)          This Agreement and the Subscription Agreements have been, and the Warrant Indenture will be on the Closing Date, duly authorized, executed and delivered by the Corporation.

(s)          At the Closing Time, the Corporation will have the corporate power, capacity and authority to issue, sell and deliver the Unit Shares, the Warrants, the Warrant Shares that may be issued upon the exercise of the Warrants, the Broker Warrants and the Broker Shares that may be issued upon the exercise of the Broker Warrants, to grant the Over-Allotment Option and to enter into and perform its obligations under this Agreement and the Subscription Agreement.

(t)          At the Closing Time: (i) the Unit Shares; (ii) the Warrants; and (iii) the Broker Warrants, will in each case have been duly authorized for issuance and sale pursuant to this Agreement and will be validly issued as fully paid and non-assessable and the Over-Allotment Option has been duly and validly created and authorized.

(u)          When issued and delivered by the Corporation pursuant to this Agreement or the Broker Warrants, as applicable, against payment of the consideration set forth therein: (i) the Warrant Shares that may be issued upon the exercise of the Warrants; and (ii) the Broker Shares that may be issued upon the exercise of the Broker Warrants, will in each case be validly issued as fully paid and non-assessable.

(v)          The Financial Statements have been prepared in accordance with U.S. GAAP consistently applied throughout the periods referred to therein, contain no misrepresentation and present fairly, in all material respects, the financial position (including the assets and liabilities, whether absolute, contingent or otherwise) of the Corporation or the Subsidiaries, as applicable, as at such dates and results of operations of the Corporation and the Subsidiaries, as applicable, for the periods then ended and there has been no material change in accounting policies or practices of the Corporation or the Subsidiaries since those respective financial periods, except as disclosed in the notes to the Financial Statements.

(w)          Neither the Corporation nor any of its Subsidiaries is a party to or bound by any material agreement of guarantee, indemnification or any other like commitment (other than an indemnification of directors and officers in accordance with the by-laws of the Corporation and applicable laws, indemnification obligations in favour of agents or Agents of securities offerings, indemnification obligations of the transfer agents or guarantee, or indemnification obligations in the ordinary course of its business) of the obligations, liabilities (contingent or otherwise) or indebtedness of any other person other than the Corporation or a Subsidiary.

(x)          Neither the Corporation nor any Subsidiary has any liabilities, obligations, indebtedness or commitments, whether accrued, absolute, contingent or otherwise, which are not disclosed or referred to in the Financial Statements or referred to or disclosed herein, other than liabilities or obligations which would not have a Material Adverse Effect.

(y)          There are no material off-balance sheet transactions, arrangements, obligations (including contingent obligations) or other relationships of the Corporation or any Subsidiary with unconsolidated entities or other persons that could reasonably be expected to have a Material Adverse Effect on the Corporation or the Subsidiaries on a consolidated basis.

(z)          There has been no adverse material change (actual, proposed or prospective, whether financial or otherwise) in the business, affairs, operations, assets, liabilities (absolute, accrued, contingent or otherwise) or capital stock or long-term debt of the Corporation or any Subsidiary on a consolidated basis since June 30, 2016 which has not been generally disclosed to the public and the business of the Corporation and each Subsidiary have been carried on in the usual and ordinary course.

(aa)        The Corporation and the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the carrying values for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(bb)        The Corporation’s present and former auditors of the Corporation who audited or reviewed, as applicable, the Financial Statements and who provided their respective audit reports thereon are independent public accountants as required under Canadian Securities Laws.

(cc)        There has never been a “reportable event” (within the meaning of National Instrument 51-102 – Continuous Disclosure Obligations) between the Corporation and the present or former auditors of the Corporation and the Corporation’s Auditors have not provided any material comments or recommendations to the Corporation regarding its accounting policies, internal control systems or other accounting or financial practices that have not been implemented by the Corporation.

(dd)        The Corporation maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the U.S. Exchange Act) that comply with the requirements of the U.S. Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Corporation and the Subsidiaries is made known to the Corporation’s principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures are effective.

(ee)        The assets of the Corporation and the Subsidiaries and their respective businesses and operations are insured against loss or damage with responsible insurers to the extent and in the amounts consistent with insurance obtained by reasonably prudent participants in comparable businesses and such coverage is in full force and effect, and the Corporation and the Subsidiaries have not breached the terms of any policies in respect thereof nor failed to promptly give any notice or present any material claim thereunder.

(ff)        All taxes (including income tax, capital tax, payroll taxes, employer health tax, workers’ compensation payments, property taxes, customs duties and land transfer taxes), duties, royalties, levies, imposts, assessments, deductions, charges or withholdings and all liabilities with respect thereto including any penalty and interest payable with respect thereto (collectively, “Taxes”) due and payable or required to be collected or withheld and remitted, by the Corporation and the Subsidiaries have been paid, collected or withheld and remitted as applicable. All tax returns, declarations, remittances and filings required to be filed by the Corporation and the Subsidiaries have been filed with all appropriate governmental authorities and all such returns, declarations, remittances and filings are materially complete and accurate and no material fact or facts have been omitted therefrom that would make any of them misleading. To the knowledge of the Corporation, no examination of any tax return of the Corporation or any Subsidiary is currently in progress and there are no issues or disputes outstanding with any governmental authority respecting any Taxes that have been paid, or may be payable, by the Corporation or any Subsidiary, and there are no agreements, waivers or other arrangements with any taxation authority providing for an extension of time for any assessment or reassessment of Taxes with respect to the Corporation or any Subsidiary.

(gg)        Except as may be disclosed in the U.S. Preliminary Prospectus, the U.S. Prospectus, the Registration Statement or any Amendment, there is not, in the constating documents, by-laws or in any Debt Instrument, Material Agreement, or other instrument or document to which the Corporation or any Subsidiary is a party, any restriction upon or impediment to, the declaration or payment of dividends by the directors of the Corporation or the payment of dividends by the Corporation to the holders of Common Shares.

(hh)        None of the Corporation or any Subsidiary is party to or bound or affected by any commitment, agreement or document containing any covenant that expressly limits the freedom of the Corporation or any Subsidiary to compete in any line of business, transfer or move any of its assets or operations or that materially or adversely affects the business practices, operations or condition of the Corporation and the Subsidiaries taken as a whole.

(ii)        Neither the Corporation nor any Subsidiary is party to any Debt Instrument or any agreement, contract or commitment to create, assume or issue any Debt Instrument or has any material loans or other indebtedness outstanding which has been made to any of its shareholders, officers, directors or employees, past or present, or any person not dealing at arm’s length (as such term is defined in the Income Tax Act (Canada)) with the Corporation.

(jj)        The Material Agreements are the only material contracts (as defined under Canadian Securities Laws) of the Corporation and the Subsidiaries on a consolidated basis. All of the Material Agreements and Debt Instruments of the Corporation and of the Subsidiaries have been disclosed in the Disclosure Documents and each is valid, subsisting, in good standing and in full force and effect, enforceable in accordance with the terms thereof. The Corporation and each Subsidiary have performed all obligations (including payment obligations) in a timely manner under, and are in material compliance with, all terms, conditions and covenants (including all financial maintenance covenants) contained in each Material Agreement and Debt Instrument. Neither the Corporation nor any Subsidiary is in violation, breach or default and neither has received any notification from any party claiming that the Corporation or any Subsidiary is in breach, violation or default under any Material Agreement or Debt Instrument and no other party, to the knowledge of the Corporation, is in breach, violation or default of any term under any Material Agreement or Debt Instrument;

(kk)      None of the Corporation or any Subsidiary are party to any agreement, nor is the Corporation aware of any agreement, which in any manner affects the voting control of any of the securities of the Corporation or any Subsidiary.

(ll)        The authorized capital of the Corporation consists of an unlimited number of Common Shares, of which as of the date hereof (and prior to giving effect to the Offering), 196,330,021 Common Shares are issued and outstanding as fully paid and non-assessable.

(mm)    The share capital of 0896800 consists of an unlimited number of common shares, of which as of the date hereof, 18,990,539 common shares are issued and outstanding as fully paid and non-assessable, and all of such shares are held by the Corporation.

(nn)     The share capital of ECRC consists of 1,000,000 common shares, of which as of the date hereof, 100 common shares are issued and outstanding as fully paid and non-assessable, and all of such shares are held by 0896800.

(oo)     The forms of certificates respecting the Unit Shares, Warrants and Broker Warrants, if applicable, have been or will be approved and adopted by the board of directors of the Corporation prior to the Closing Time and will not conflict with any applicable laws and comply with the rules and regulations of the TSX as at the Closing Time.

(pp)     No holder of outstanding securities of the Corporation is entitled to any pre-emptive or any similar rights to subscribe for any securities of the Corporation and no rights, warrants or options to acquire, or instruments convertible into or exchangeable for, any security in the capital of the Corporation are outstanding other than as set out in Schedule “A” hereto.

(qq)     The Corporation has not, directly or indirectly, declared or paid any dividend or declared or made any other distribution on any of its securities or, directly or indirectly, redeemed, purchased or otherwise acquired any of its securities or agreed to do any of the foregoing other than as has been publicly disclosed.

(rr)        the Corporation is a reporting issuer in good standing in each of the Qualifying Jurisdictions, and (i) has no reasonable grounds to believe that it will not continue to be a reporting issuer in good standing in each such jurisdiction for at least two years from the Closing, (iii) is in compliance, including with respect to the Public Record, with all applicable Securities Laws in all respects, except where any such non-compliance, whether individually or in the aggregate, has not resulted in and would not reasonably be expected to result in a Material Adverse Effect, (iv) no portion of the Public Record, as of the respective dates of the documents contained therein, contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading as of the date made, and (v) has not filed any confidential material change reports.

(ss)        The issued and outstanding Common Shares are listed for trading on the TSX and no order ceasing or suspending trading in any securities of the Corporation or the trading of any of the Corporation’s issued securities is currently outstanding or threatened and no proceedings for such purpose are, to the knowledge of the Corporation, pending. As of the Closing Date, the Unit Shares, Warrant Shares and Broker Shares will be conditionally approved for listing on the TSX, subject to satisfaction of the usual conditions imposed by the TSX.

(tt)        Neither the Corporation nor any Subsidiary has taken any action which would reasonably be expected to result in the delisting or suspension of trading of the Common Shares on the TSX and the Corporation is currently in compliance with the rules and regulations of the TSX.

(uu)      Other than as set forth in the Public Record, none of the directors, officers or employees of the Corporation or any Subsidiary, any known holder of more than 10% of any class of shares of the Corporation, or any known associate or affiliate of any of the foregoing persons or companies, has had any material interest, direct or indirect, in any material transaction within the previous two years or has any material interest in any proposed material transaction involving the Corporation which, as the case may be, materially affected, is material to or will materially affect the Corporation and the Subsidiaries (taken as a whole).

(vv)      The Corporation does not have in place a shareholder rights protection or similar plan and neither the Corporation, nor any of its shareholders is a party to any shareholders agreement, pooling agreement, voting trust or other similar type of arrangements in respect of outstanding securities of the Corporation.

(ww)     No officer, director, employee or any other person not dealing at arm’s length with the Corporation or its Subsidiaries, or any associate or affiliate of such person, owns, has or is entitled to any royalty, net profits interest, carried interest, licensing fee, or any other encumbrances or claims of any nature whatsoever which are based on the revenues of the Corporation or its Subsidiaries.

(xx)        There are no judgments against the Corporation or any Subsidiary that are unsatisfied, nor are there any consent decrees or injunctions to which the Corporation or any Subsidiary is subject.

(yy)      There are no actions, suits, proceedings or inquiries pending or, to the knowledge of the Corporation, threatened against or affecting the Corporation or its property or assets at law or in equity or before or by any federal provincial, municipal or other governmental department, commission, board, bureau, agency or instrumentality.

(zz)        Neither the Corporation nor any Subsidiary, nor, to the knowledge of the Corporation, any of the directors, officers, employees or agents of the Corporation or any Subsidiary, has made any bribe, payoff, influence payment, kickback or unlawful contribution or other payment to any official of, or candidate for, any federal, state, provincial or foreign office, or failed to disclose fully any contribution, in violation of any law, or made any payment to any foreign, Canadian, United States or provincial or state governmental officer or official or other person charged with similar public or quasi-public duties, violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or the Corruption of Foreign Public Officials Act or any similar law, regulation or statute in any applicable jurisdictions.

(aaa)       Other than the Agent (and any group of investment dealers or selling group members working with the Agent for purposes of the Offering), there are no persons acting or purporting to act at the request or on behalf of the Corporation, that are entitled to any brokerage or finder’s fee in connection with the Offering.

(bbb)       Other than the Corporation, there is no person that is or will be entitled to the proceeds of this Offering under the terms of any Debt Instrument, Material Agreement or otherwise.

(ccc)       The Transfer Agent, at its principal offices in the City of Vancouver, British Columbia has been duly appointed as transfer agent and registrar in respect of the Common Shares and as warrant agent for the Warrants under the Warrant Indenture.

(ddd)       With respect to each of the premises that are material to the Corporation or any Subsidiary and that the Corporation or any Subsidiary occupy as tenant (the “Leased Premises”), the Corporation and the Subsidiary occupy the Leased Premises and have the exclusive right to occupy and use the Leased Premises and each of the leases pursuant to which the Corporation or any Subsidiary occupy the Leased Premises is in good standing in all material respects and in full force and effect. The performance of obligations pursuant to and in compliance with the terms of this Agreement and the completion of the transactions described herein by the Corporation, will not afford any of the parties to such leases or any other person the right to terminate such lease or result in any additional or more onerous obligations under such leases.

Information Record and Due Diligence

(eee)       The minute books and records of the Corporation and the Subsidiaries that the Corporation has made available to the Agent and its counsel, Owens Wright LLP, in connection with their due diligence investigation of the Corporation for the periods requested to the date of examination thereof, are all of the minute books and substantially all the material records of the Corporation for such period and contain copies of all material proceedings (or certified copies thereof) of the shareholders, the board of directors and all committees of the board of directors of the Corporation and each Subsidiary to the date of review of such corporate records and minute books. There have been no other material meetings, resolutions or proceedings of the shareholders, board of directors or any committees of the board of directors of the Corporation to the date of review of such corporate records and minute books not reflected in such minute books and other records or provided to Owens Wright LLP.

(fff)       All information (including the Disclosure Documents) which has been prepared by the Corporation relating to the Corporation and the Subsidiaries and their respective businesses, properties and liabilities and either publicly disclosed or provided to the Agent, including all financial, marketing and operational information provided to the Agent, are as of the date of such information, true and correct in all material respects, do not contain a misrepresentation and no material fact or facts have been omitted therefrom that would make such information materially misleading and the Corporation is not aware of any circumstances presently existing under which liability is or would reasonably be expected to be incurred under Part XXIII.1 – Civil Liability for Secondary Market Disclosure of the Securities Act (Ontario) and analogous secondary market liability disclosure provisions under applicable Securities Laws in the Qualifying Jurisdictions.

(ggg)       With respect to forward-looking information contained in the Disclosure Documents:

i.	the Corporation had a reasonable basis for the forward-looking information at the time the disclosure was made;

ii.	all forward-looking information is identified as such, and all such documents caution users of forward-looking information that actual results may vary from the forward-looking information and identifies material risk factors that could cause actual results to differ materially from the forward-looking information; and states the material factors or assumptions used to develop forward-looking information;

iii.	all future-oriented financial information and each financial outlook: (A) has been prepared in accordance with U.S. GAAP, using the accounting policies the Corporation expects to use to prepare its historical financial statements for the period covered by the future-oriented financial information or the financial outlook; (B) presents fully, fairly and correctly in all material respects the expected results of the operations for the periods covered thereby; (C) is based on assumptions that are reasonable in the circumstances, reflect the Corporation’s intended course of action, and reflect management’s expectations concerning the most probable set of economic conditions during the periods covered thereby; and

iv.	is limited to a period for which the information in the future-oriented financial information or financial outlook can be reasonably estimated;

(hhh)       All filings and fees required to be made and paid by the Corporation pursuant to applicable laws and general corporate and Securities Laws in the Qualifying Jurisdictions have been made and paid and such disclosure and filings were true and accurate in all material respects as at the respective dates thereof and the Corporation has not filed any confidential material change reports or similar confidential report with any Securities Commissions that are still maintained on a confidential basis.

(iii)       The Corporation and each Subsidiary, as applicable, are the absolute legal and beneficial owner of, and have good and marketable title to, all of the material assets thereof, including the Properties, as described in the Disclosure Documents, free of all mortgages, liens, charges, pledges, security interests, encumbrances, claims or demands whatsoever, and the Corporation and the Subsidiaries know of no claim or basis for any claim that might or could adversely affect the right thereof to use, transfer or otherwise enforce such property rights, and the Corporation and the Subsidiaries have no responsibility or obligation to pay any commission, royalty, licence fee or similar payment to any person with respect to the property rights thereof other than as set forth in the Public Record.

(jjj)       Any and all of the agreements and other documents and instruments pursuant to which the Corporation and the Subsidiaries hold their property and assets (including the Properties) are valid and subsisting agreements, documents or instruments in full force and effect, enforceable in accordance with the terms thereof, the Corporation and the Subsidiaries are not in default of any of the material provisions of any such agreements, documents or instruments nor has any such default been alleged, and such properties and assets are in good standing under the applicable statutes and regulations of the applicable jurisdictions, and all taxes required to be paid with respect to such properties and assets to the date hereof have been paid. The interests of the Corporation or any Subsidiary in, or rights of the Corporation or any Subsidiary to earn an interest in, any property or asset of the Corporation or any Subsidiary are not subject to any right of first refusal or purchase or acquisition rights.

(kkk)          there are no material restrictions on the ability of the Corporation to use and exploit all rights in the Intellectual Property required in the ordinary course of the Corporation’s businesses as currently conducted. None of the rights of the Corporation in the Intellectual Property will be impaired or affected in any way by the transactions contemplated by this Agreement.

(lll)            the Corporation has not received any notice of infringement of the intellectual property of any third party and, to the knowledge of the Corporation, there are no material infringements of or conflicts with rights of others with respect to any of the Corporation’s Intellectual Property or of circumstances that would render any of the Corporation’s Intellectual Property invalid or inadequate to protect the interests of the Corporation therein, and which infringement or conflict (if subject to an unfavourable decision, ruling or finding) or invalidity or inadequacy would result in, or would reasonably be expected to result in, a Material Adverse Effect.

(mmm)       the Corporation owns or has licensed all patents, trademarks, copyrights, industrial designs, software, trade secrets, know-how, concepts, information and other intellectual and industrial property (collectively, the “Intellectual Property”) necessary to permit the Corporation to conduct its business as currently conducted and as proposed to be conducted. The Corporation has not received any notice, nor does the Corporation have knowledge, of any infringement of or conflict with rights of others with respect to any Intellectual Property or of any facts or circumstances that would render any Intellectual Property invalid or inadequate to protect the interests of the Corporation therein and which infringement or conflict (if subject to an unfavourable decision, ruling or finding) or invalidity or inadequacy would result in, or would reasonably be expected to result in, a Material Adverse Effect.

(nnn)           Except as disclosed in the Public Record, no auditor, consultant, or professional advisor of any kind, that has been or is currently retained by the Corporation, has expressed doubts regarding the Corporation’s ability to continue as a going concern.

(ooo)          To the knowledge of the Corporation, there is no circumstance, fact, or information in existence that, by itself or on an aggregated basis, is expected to materially delay or impede the scheduled completion, operation, or production schedule at any mine on any of the Properties.

(ppp)         The Corporation has entered into binding agreements with all local land owners that are, in the reasonable opinion of the Corporation, necessary with respect to any prospective mine or plant site contained on any of the Properties.

(qqq)         The Corporation and the Subsidiaries: (i) are in material compliance with any and all “Environmental Laws” (which term means and includes, without limitation, any and all applicable international, federal, provincial, territorial, state, municipal, national or local laws, statutes, regulations, treaties, orders, judgments, decrees, ordinances, official directives and all authorizations relating to the environment, occupational health and safety, or any environmental activity (which term means and includes, without limitation, any past, present or future activity, event or circumstance in respect of a Contaminant); (ii) have received all permits, licenses or other approvals, consents, certificates, registration and other authorizations required of them under applicable Environmental Laws (the “Environmental Permits”) to conduct its business as currently conducted and all such Environmental Permits are valid, subsisting and in good standing and neither the Corporation nor any Subsidiary is in material default or breach of any Environmental Permit, and to the best of the knowledge of the Corporation, no proceeding is pending or threatened to revoke or limit any Environmental Permit; and (iii) are in material compliance with all terms and conditions of any such Environmental Permits and no proceeding has been threatened or, to the best knowledge of the Corporation, is pending to revoke or limit any such Environmental Permits and the Properties, assets and operations thereof comply in all material respects with all applicable Environmental Laws; (iv) do not have any knowledge of, and have not received any notice of, any material claim, judicial or administrative proceeding, pending or threatened against, or which may affect, either the Corporation or any Subsidiary or any of the Properties, or the assets or operations thereof, relating to, or alleging any violation of any Environmental Laws, the Corporation has no knowledge of any facts which could reasonably be expected to give rise to any such claim or judicial or administrative proceeding and none of the Corporation, any Subsidiary, any of the Properties, or assets or operations thereof, is the subject of any investigation, evaluation, audit or review by any Governmental Authority to determine whether any violation of any Environmental Laws has occurred or is occurring or whether any remedial action is needed in connection with a release of any Contaminant into the environment, except for compliance investigations conducted in the normal course by any Governmental Authority; (v) do not store any hazardous or toxic waste or substance on the Properties and have not disposed of any hazardous or toxic waste, in each case in a manner contrary to any Environmental Laws, and to the knowledge of the Corporation, there are no Contaminants on any of the premises or Properties, in each case other than in compliance with Environmental Laws except where such non-compliance could not reasonably be expected to result in a Material Adverse Effect; and (vi) are not subject to any material contingent or other liability relating to the restoration or rehabilitation of land, water or any other part of the environment (except for those derived from normal exploration activities) or non-compliance with Environmental Law.

(rrr)       The Corporation and the Subsidiaries are in material compliance in all respects with each license and permit held by it and are not in violation of, or in default under, the applicable statutes, ordinances, rules, regulations, orders or decrees (including, without limitation, Environmental Laws) of any governmental entities, regulatory agencies or bodies having, asserting, or claiming jurisdiction over it or over any part of its operations or assets.

(sss)       The Corporation and the Subsidiaries have not used, except in material compliance with all Environmental Laws and Environmental Permits, any property or facility (including the Properties) which it owns or leases or previously owned or leased, to generate, manufacture, process, distribute, use, treat, store, dispose of, transport or handle any hazardous substance other than in the ordinary course of business.

(ttt)       To the knowledge of the Corporation, neither the Corporation nor any Subsidiary, nor any predecessor companies, have received any notice of, or been prosecuted for an offence alleging, non-compliance with any laws, ordinances, regulations and orders, including Environmental Laws, and neither the Corporation nor any Subsidiary, nor any predecessor companies have settled any allegation of non-compliance short of prosecution. To the knowledge of the Corporation, there are no orders or directions relating to environmental matters requiring any material work, repairs, construction or capital expenditures to be made with respect to any of the assets of the Corporation or any Subsidiary, nor has the Corporation or any Subsidiary received notice of any of the same.

(uuu)       There have been no past unresolved, and to the knowledge of the Corporation there are no pending or threatened, claims, complaints, notices or requests for information received by the Corporation or any Subsidiary with respect to any alleged material violation of any Environmental Law; no conditions exist at, on or under any Property now or previously owned, operated or leased by the Corporation or any Subsidiary which, with the passage of time, or the giving of notice or both, would give rise to liability under any Environmental Law that, individually or in the aggregate, has or may reasonably be expected to have, a Material Adverse Effect.

Employment Matters

(vvv)       The Corporation and the Subsidiaries are in material compliance with all laws respecting employment and employment practices, terms and conditions of employment, occupational health and safety, pay equity and wages, all material employee plans have been maintained in compliance with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations that are applicable to such employee plans, in each case in all material respects and has been publicly disclosed to the extent required by Securities Laws and all material accruals for unpaid vacation pay, premiums for unemployment insurance, health premiums, federal or state pension plan premiums, accrued wages, salaries and commissions and employee benefit plan payments have been reflected in the books and records of the Corporation and/or any Subsidiary, as applicable.

(www)       There is not currently any labour disruption, conflict, slowdown, stoppage, complaint or grievance threatened or pending against the Corporation or any Subsidiary which is adversely affecting or could adversely affect, in a material manner, the carrying on of the business of the Corporation or the Subsidiaries, on a consolidated basis and no union representation question exists respecting the employees of the Corporation and no collective bargaining agreement is in place or currently being negotiated by the Corporation.

(xxx)       The Corporation is not aware of any intention on behalf of any officer of the Corporation to terminate their employment relationship with the Corporation.

(yyy)       to the knowledge of the Corporation, no insider of the Corporation has the present intention to sell any securities of the Corporation.

General

(zzz)       The Corporation has not withheld and will not withhold from the Agent prior to the Closing Time any material facts relating to the Corporation, the Subsidiaries or the Offering.

6.           Representations, Warranties and Covenants of the Agent. The Agent hereby represents, warrants and covenants to the Corporation and acknowledges that the Corporation is relying upon such representations and warranties in connection with the Offering, that:

(a)          In respect of the offer and sale of the Units, the Agent and its respective agents and representatives have complied with and will comply with all Securities Laws and all applicable laws of the jurisdictions outside Canada in which they offer Units and shall deliver to the Corporation at the Closing Time executed copies of Subscription Agreements and any other document required to be filed by the Corporation at such time under the laws of each of the Qualifying Jurisdictions in compliance with the Securities Laws and other applicable securities laws.

(b)          The Agent will obtain from each Purchaser, a duly completed and executed Subscription Agreement.

7.           Closing Deliveries. The Closing of the purchase and sale of the Units provided for in this Agreement shall be completed at the offices of Blake, Cassels & Graydon LLP in Vancouver at the Closing Time. At or before the Closing Time, the Corporation shall duly and validly deliver to the Agent certificates in definitive form representing the Unit Shares, Warrants and Broker Warrants registered as directed by the Agent in writing, against payment at the direction of the Corporation, in lawful money of Canada by certified cheque, banker’s draft or wire transfer payable at par in the City of Vancouver, of an amount equal to the aggregate Purchase Price for the Units being issued and sold hereunder less the Commission payable by the Corporation in accordance with Section 16 together with all of the estimated out-of-pocket expenses of the Agent payable by the Corporation to the Agent in accordance with Section 14.

8.           Agent’s Closing Conditions. Each Purchaser’s obligation to purchase the Units at the Closing Time shall be conditional upon the fulfilment at or before the Closing Time of the following conditions:

(a)          the Agent shall have received certificates representing, in the aggregate, all of the Warrants registered in the name of the Purchasers or in such name or names as the Agent shall notify the Corporation in writing not less than 24 hours prior to the Closing Time;

(b)          at the option of the Agent, definitive certificates representing, in the aggregate, all of the Unit Shares registered in the name of the Purchasers or in such name or names as the Agent shall notify the Corporation in writing not less than 24 hours prior to the Closing Time;

(c)          the Agent shall have received certificates representing the Broker Warrants (including those Broker Warrants in connection with the Over-Allotment Units, if applicable) in form and substance satisfactory to the Agent, acting reasonably;

(d)          the Agent shall have received favourable legal opinions addressed to the Agent, in form and substance satisfactory to the Agent’s counsel acting reasonably, dated as of the Closing Date and subject to customary qualifications, of counsel to the Corporation or from local counsel in the Qualifying Jurisdictions (it being understood that such counsel may rely to the extent appropriate in the circumstances, (i) as to matters of fact, on certificates of the Corporation executed on its behalf by a senior officer of the Corporation and on certificates of the Transfer Agent, as to the issued capital of the Corporation; and (ii) as to matters of fact not independently established, on certificates of the Corporation’s Auditors or a public official) with respect to the following matters:

i.	the Corporation is a company existing under the Business Corporations Act (British Columbia) and has all requisite corporate power and capacity to carry on its business as now conducted and to own, lease and operate its assets;

ii.	the authorized and issued capital of the Corporation;

iii.	the Corporation has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement, the Subscription Agreements and the Warrant Indenture and to create, issue and sell the Units, Over-Allotment Units, Unit Shares (including the Unit Shares forming part of the Over-Allotment Units), Warrants (including the Warrants forming part of the Over-Allotment Units), Broker Warrants, and Broker Shares and to grant the Over-Allotment Option;

iv.	the execution and delivery of this Agreement, the Subscription Agreements and the Warrant Indenture and the fulfilment of the terms thereof by the Corporation and the issuance, sale and delivery of the Units, Over-Allotment Units, Unit Shares (including the Unit Shares forming part of the Over-Allotment Units), Warrants (including the Warrants forming part of the Over-Allotment Units) or Broker Warrants by the Corporation at the Closing Time do not and will not result in a breach of or default under, and do not and will not create a state of facts which, after notice or lapse of time or both, will result in a breach of or default under, and do not and will not conflict with any of the terms, conditions or provisions of the articles or notice of articles of the Corporation or the Business Corporations Act (British Columbia);

v.	all necessary corporate action has been taken by the Corporation to authorize the execution and delivery of this Agreement, the Subscription Agreements and the Warrant Indenture and the performance of its obligations thereunder; and this Agreement, the Subscription Agreements and the Warrant Indenture have been executed and delivered by the Corporation and constitute legal, valid and binding obligations of the Corporation enforceable against it in accordance with their terms, subject to customary qualifications;

vi.	(i) the Unit Shares (including the Unit Shares forming part of the Over-Allotment Units); (ii) the Warrants (including the Warrants forming part of the Over-Allotment Units); (iii) the Warrant Shares that may be issued upon the exercise of the Warrants; (iv) the Broker Warrants; and (v) the Broker Shares, will in each case have been duly authorized for issuance and sale pursuant to this Agreement, and the Unit Shares, Warrants and the Broker Warrants will, as applicable upon the issuance thereof, be validly issued as fully paid and non-assessable and the Over-Allotment Option has been duly and validly created and authorized;

vii.	the Unit Shares, the Warrant Shares and the Broker Shares have been conditionally accepted for listing on the TSX subject only to the standard listing conditions;

viii.	all necessary documents have been filed, all necessary proceedings have been taken and all necessary authorizations, approvals, permits, consents and orders have been obtained under Securities Laws to qualify the issuance, distribution and sale of the Units and the Over-Allotment Units in the Qualifying Jurisdictions by or through investment dealers or brokers duly registered under the applicable Securities Laws who comply with the relevant provisions of such laws and the terms of such registration and to qualify the grant of the Over-Allotment Option to the Agent;

ix.	the Corporation is a reporting issuer in each of the Qualifying Jurisdictions and is not on any list of defaulting reporting issuers maintained by a Securities Commission in a Qualifying Jurisdiction; and

x.	the form and terms of the definitive certificates representing the Unit Shares, Warrants and Broker Warrants, if applicable, have been approved and adopted by the Corporation and comply with the terms and conditions of the constating documents of the Corporation and all legal requirements applicable thereto, including any applicable rules of the TSX;

(e)          the Agent shall have received a favourable legal opinion addressed to the Agent, in form and substance satisfactory to the Agent’s counsel, acting reasonably, dated the Closing Date as to (i) the incorporation and subsistence of the Subsidiaries; (ii) the corporate power and capacity of the Subsidiaries to carry on their respective businesses as presently carried on and to own their properties and assets; and (iii) as to the authorized capital and registered ownership of the issued and outstanding shares of each Subsidiary;

(f)          the Agent shall have received an opinion from U.S. counsel to the Corporation, in form and substance reasonably satisfactory to the Agent and its counsel and addressed to the Agent confirming that it is not necessary in connection with the offer and sale of the Securities under the Agreements, solely in the manner contemplated by the Agreements, to register the Securities under the Securities Act of 1933;

(g)          the Agent shall have received a form of opinion from U.S. counsel to the Corporation, to be delivered to the Agent promptly (but in no event later than three business days) following the effectiveness of the Registration Statement, in form and substance reasonably satisfactory to the Agent and its counsel and addressed to the Agent with respect to the following matters:

i.	the statements contained in the prospectus under the caption “Certain United States Federal Income Tax Considerations,” insofar as such statements purport to summarize provisions of United States federal income tax law, present fair summaries thereof in all material respects; and

ii.	the Registration Statement has become effective under the Securities Act of 1933, and, to such counsel’s knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose are pending or threatened by the Securities and Exchange Commission;

(h)          the Agent shall have received certificates of status (or the equivalent) with respect to the Corporation and each Subsidiary dated the Business Day immediately prior to the Closing Date or such other date as the Corporation and the Agent may agree;

(i)          the Agent shall have received confirmation to its satisfaction that each of the Unit Shares (including the Unit Shares forming part of the Over-Allotment Units), Warrants (including the Warrants forming part of the Over-Allotment Units), Warrant Shares and Broker Warrants, upon effectiveness of the Registration Statement, will not carry any United States resale or transfer restrictions under U.S. Securities Laws;

(j)          the Agent shall have received a certificate, in form and substance acceptable to the Agent and its legal counsel, dated as of the Closing Date signed by the Chief Executive Officer or Chief Financial Officer of the Corporation (or such other officer or officers of the Corporation acceptable to the Agent, acting reasonably) with respect to:

i.	the constating documents of the Corporation;

ii.	the resolutions of the Board of Directors of the Corporation related to the Offering, the allotment and sale of the Units and Over-Allotment Units, if applicable, the issuance of the Broker Warrants, the authorization of the U.S. Preliminary Prospectus, the U.S. Prospectus, the Registration Statement, this Agreement, as applicable, and the Subscription Agreements and the other agreements and transactions contemplated by this Agreement; and

iii.	the incumbency and signatures of signing officers of the Corporation;

(k)          the Agent shall have received a certificate, in form and substance acceptable to the Agent and its legal counsel, dated as of the Closing Date signed by the Chief Executive Officer or Chief Financial Officer of the Corporation (or such other officer or officers of the Corporation acceptable to the Agent, acting reasonably), certifying for and on behalf of the Corporation and without personal liability, after having made due enquiries, that:

i.	no order, ruling or determination having the effect of suspending the distribution or ceasing the trading or prohibiting the distribution of the Units and Over-Allotment Units or any other securities of the Corporation (including the Common Shares) has been issued by any regulatory authority and is continuing in effect and no proceedings for that purpose have been instituted or are pending or, to the knowledge of such officers, contemplated or threatened by any regulatory authority;

ii.	no stop order suspending the effectiveness of any of the U.S. Preliminary Prospectus, the U.S. Prospectus or the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to such officer’s knowledge, threatened;

iii.	except as previously disclosed, there has been no material change (actual, anticipated, contemplated or threatened, whether financial or otherwise) in the business, affairs, operations, assets, liabilities (contingent or otherwise), prospects or capital of the Corporation on a consolidated basis;

iv.	the representations and warranties of the Corporation contained in this Agreement, and in any certificates of the Corporation delivered pursuant to or in connection with this Agreement, are true and correct in all material respects as of the Closing Time as if such representations and warranties were made as at the Closing Time, after giving effect to the transactions contemplated hereby; and

v.	the Corporation has complied in all material respects with all the covenants and satisfied in all material respects all the terms and conditions of this Agreement on its part to be complied with and satisfied at or prior to the Closing Time;

(l)          evidence satisfactory to the Agent, acting reasonably, that the Corporation has obtained all necessary approvals for the listing of the Unit Shares, Warrant Shares and Broker Shares on the TSX, subject only to satisfaction by the Corporation of standard listing conditions;

(m)          the Agent shall have received a certificate from the Transfer Agent as to the number of Common Shares issued and outstanding as at the end of Business Day prior to the Closing Date;

(n)          all consents, approval, permits, authorizations or filings as may be required under Securities Laws necessary for the Offering and the transactions contemplated by this Agreement, shall have been obtained or made, as applicable;

(o)          the representations and warranties of the Corporation contained herein being true and correct as of the Closing Time with the same force and effect as if made at and as of the Closing Time after giving effect to the transactions contemplated hereby;

(p)          the Corporation having complied with all covenants contained herein and satisfied all terms and conditions contained herein to be complied with and satisfied by it at or prior to the Closing Time;

(q)          the Agent not having previously terminated its obligations pursuant to Section 2, Section 3 or Section 10 of this Agreement;

(r)          the Agent having received at the Closing Time such further certificates, opinions of counsel and other documentation from the Corporation required herein, provided, however, that the Agent or its counsel shall request any such certificate or document within a reasonable period prior to the Closing Time that is sufficient for the Corporation to obtain and deliver such certificate, opinion or document;

(s)          the Agreement, the Subscription Agreements and the certificates representing the Warrants, Unit Shares and Broker Warrants shall have been executed and delivered by the Corporation in form and substance satisfactory to the Agent, acting reasonably; and

(t)          the Agent shall be satisfied with the results of its due diligence investigations of the Corporation, acting reasonably.

9.           Corporation’s Closing Conditions. It shall be a condition precedent to the Corporation’s obligations to issue the Units that:

(a)          the Agent shall have delivered or caused to be delivered to the Corporation by wire transfer an amount representing the aggregate Purchase Price for the Units in Canadian dollars, less an amount equal to the full amount of the Commission and the Offering expenses of the Agent which are payable by the Corporation hereunder;

(b)          the Agent shall have complied with the covenants and satisfied all terms and conditions to be complied with and satisfied by it at or prior to the Closing Time; and

(c)          no order shall have been made and no proceedings for such purpose being pending or threatened by any Securities Commission which restricts in any manner the distribution of the Units.

10.          Termination Events.

The Agent shall be entitled to terminate its obligations hereunder by written notice to that effect given to the Corporation at or prior to the Closing Time if:

(a)          there is in the sole opinion of the Agent (acting reasonably) a material change or a change in any material fact or a new material fact shall arise which would be expected to have an adverse change or effect on the business, affairs, or financial condition of the Corporation or the Subsidiaries, taken as a whole, or on the market price of the securities of the Corporation;

(b)          the state of the financial markets, whether national or international, is such that in the sole opinion of the Agent, the Units cannot be profitably marketed;

(c)          there should develop, occur or come into effect or existence any event, action, state, circumstance, condition or major financial occurrence, catastrophe, accident, natural disaster, public protest, war or act of terrorism or other occurrence of national or international consequence or any law or regulation which in the sole opinion of the Agent (acting reasonably) seriously adversely affects, or involves, or will, or could reasonably be expected to, seriously adversely affect, or involve, the financial markets or the business, operations or affairs of the Corporation and its subsidiaries taken as a whole;

(d)          any order to cease trading the securities of the Corporation is made or threatened by a securities regulatory authority in Canada or other competent regulatory authority;

(e)          any inquiry, action, suit, investigation or other proceeding (whether formal or informal) is commenced, announced or threatened or any order made by any federal, provincial, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality including, without limitation, the TSX or any securities regulatory authority or any law or regulation is enacted or changed which in the opinion of the Agent, acting reasonably, could operate to prevent or materially restrict the trading of the Common Shares of the Corporation or materially and adversely affects or will materially and adversely affect the market price or value of the Common Shares of the Corporation;

(f)          the Corporation fails to satisfy or comply with any of the conditions of Closing contained in Section 8; or

(g)          the Corporation is in breach of a material term, condition or covenant of this Agreement, or any representation or warranty given by the Corporation in this Agreement becomes or is materially false.

11.          Exercise of Termination Right. If this Agreement is terminated by the Agent pursuant to Section 10, there shall be no further liability on the part of the Agent or of the Corporation to the Agent, except in respect of any liability that may have arisen or may thereafter arise under Sections 13 and 14. The right of the Agent to terminate its obligations under this Agreement is in addition to such other remedies as it may have in respect of any default, act or failure to act of the Corporation in respect of any of the matters contemplated by this Agreement.

12.          Survival of Representations and Warranties. All terms, warranties, representations, covenants, indemnities and agreements herein contained or contained in any documents delivered pursuant to this Agreement and in connection with the transactions herein contemplated shall survive the purchase and sale of the Units and continue in full force and effect for the benefit of the Agent, the Purchasers and the Corporation, as the case may be, regardless of the Closing of the Offering for a period ending on the later of: (a) the date that is two years following the Closing Date, and (b) the latest date under applicable Securities Laws (non-residents of Canada being deemed to be resident in the province of Ontario for such purposes) that an action may be commenced or a right of rescission may be exercised with respect to a misrepresentation contained in the U.S. Preliminary Prospectus, the U.S. Prospectus or the Registration Statement or, if applicable, any Supplementary Material (the “Survival Period Deadline”). For greater certainty, and without limiting the generality of the foregoing, the provisions contained in this Agreement in any way relating to the indemnification of the Agent by the Corporation, or the contribution obligations of the Agent or those of the Corporation, shall survive and continue in full force and effect until the Survival Period Deadline. In this regard, the Agent shall act as trustee for the Purchasers and accept these trusts and shall hold and enforce such rights on behalf of the Purchasers.

13.          Indemnity. In connection with this Agreement, the Corporation hereby agrees to indemnify and hold harmless the Agent, its U.S. Affiliates, if applicable, each of their respective subsidiaries and each of their respective directors, officers, employees, partners, and agents (each an “Indemnified Party”), from and against any and all losses (other than loss of profits), expenses, claims (including shareholder actions, derivative or otherwise), actions, damages, not including indirect, special and consequential damages, and liabilities, joint or several, including the aggregate amount paid in reasonable settlement of any actions, suits, proceedings, investigations or claims and the reasonable fees and expenses of their counsel that may be incurred in advising with respect to and/or defending any action, suit, proceeding, investigation or claim that may be made or threatened against any Indemnified Party or in enforcing this indemnity (collectively, the “Claims”) to which any Indemnified Party may become subject or otherwise involved in any capacity insofar as the Claims relate to, are caused by, result from, arise out of or are based upon, directly or indirectly, an Indemnified Party’s proper performance under this Agreement. The Corporation also agrees that no Indemnified Party shall have any liability (whether direct or indirect, in contract or delict or otherwise) to the Corporation or any person asserting claims on behalf of or in right of the Corporation for or in connection with this Agreement except to the extent any losses, expenses, claims, actions, damages or liabilities incurred by the Corporation have resulted from the gross negligence, dishonesty, fraud, breach of applicable laws, or breach of this Agreement of or by such Indemnified Party. The Corporation will not, without the Agent’s prior written consent, settle, compromise, consent to the entry of any judgment in or otherwise seek to terminate any action, suit, proceeding, investigation or claim in respect of which indemnification may be sought hereunder (whether or not any Indemnified Party is a party thereto) unless such settlement, compromise, consent or termination includes a release of each Indemnified Party from any liabilities arising out of such action, suit, proceeding, investigation or claim.

If and to the extent a Claim was caused by or resulted from an Indemnified Party’s breach of this Agreement, breach of applicable laws, or its, his or her gross negligence, wilful misconduct or fraud, this indemnity shall cease to apply to such Indemnified Party in respect of such Claim and such Indemnified Party shall forthwith reimburse any funds advanced by the Corporation to the Indemnified Party pursuant to this indemnity in respect of such Claim.

Promptly after receiving notice of an action, suit, proceeding or claim against the Agent or any other Indemnified Party or receipt of notice of the commencement of any investigation involving the Agent or any other Indemnified Party which is based, directly or indirectly, upon or involves any matter in respect of which indemnification may be sought from the Corporation, the Agent or any such other Indemnified Party will notify the Corporation in writing of the particulars thereof, provided that the omission so to notify the Corporation shall not relieve the Corporation of any liability which the Corporation may have to the Agent or any other Indemnified Party unless and only to the extent that any such delay in or failure to give notice as herein required prejudices the defence of such action, suit, proceeding, claim or investigation or results in any material increase in the liability which the Corporation has under this indemnity.

The foregoing indemnity shall not apply to the extent that such Claim, losses, expenses, claims, actions, damages or liabilities to which the Indemnified Party may be subject were caused by or resulted from a breach of this Agreement by that Indemnified Party or the gross negligence, dishonesty, fraud, or breach of law of or by that Indemnified Party.

An Indemnified Party may retain counsel to separately represent it in the defence of a Claim, which shall be at the Corporation’s expense if: (i) the Corporation does not promptly assume the defence of the Claim, (ii) the Corporation agrees to separate representation, or (iii) the Indemnified Party is advised by counsel that there is an actual or potential conflict in the Corporation’s and the Indemnified Party’s respective interests or additional defences are available to the Indemnified Party, which makes representation by the same counsel inappropriate; provided that in any event the Corporation will not be responsible for the costs of more than one counsel for all of the Indemnified Parties. The Corporation also agrees to reimburse the Indemnified Party for the time spent by its personnel in connection with any Claim at their normal per diem rates.

If for any reason the foregoing indemnity is unavailable (other than in accordance with the terms hereof) to any Indemnified Party or insufficient to hold any Indemnified Party harmless, the Corporation shall contribute to the amount paid or payable by the Indemnified Party as a result of such Claim in such proportion as is appropriate to reflect not only the relative benefits received by the Corporation, on the one hand, and the Indemnified Party, on the other hand, but also the relative fault of the Corporation and the Indemnified Party as well as any relevant equitable considerations; provided that the Corporation shall not in any event be liable to pay or contribute to the amount paid or payable by the Indemnified Party under the Claim any amounts in excess of the aggregate amount of the fees, commissions and other consideration actually received by the Agent under this Agreement.

The obligations of the Corporation hereunder are in addition to any liabilities which the Corporation may otherwise have to an Indemnified Party.

14.          Expenses. Whether or not the transactions herein contemplated shall be completed, all expenses of or incidental to the sale of the Units and the Over-Allotment Units shall be borne by the Corporation. For greater certainty and without limiting the generality of the foregoing, the Corporation shall be responsible for the fees and expenses of its counsel and auditors, filing fees, stock exchange listing fees, the costs and expenses of filing and qualifying in each of the Qualifying Jurisdictions, and of preparing, printing, translating and delivering, the U.S. Preliminary Prospectus, the U.S. Prospectus and the Registration Statement, the preparation of marketing presentations and the holding of information meetings and its out-of-pocket costs related to information meetings and travel fees and expenses of counsel to the Agents, which shall include the reasonable fees and disbursements (plus HST) of the Agent’s Canadian legal counsel (which legal fees shall not exceed, unless otherwise agreed by the Corporation in writing, $55,000 plus disbursements and applicable taxes), the Agent’s United States legal counsel (which legal fees shall not exceed, unless otherwise agreed by the Corporation in writing, USD$20,000 plus disbursements and applicable taxes) and any out-of-pocket costs related to information meetings and travel.

15.          Alternative Transaction. If the Corporation does not proceed with the Offering for any reason within the reasonable control of the Corporation then, if within six (6) months following the termination of this Agreement the Corporation enters into a binding agreement in respect of an Alternative Transaction (as hereinafter defined), the Corporation agrees to pay and issue to the Agent, at or prior to completion of any such Alternative Transaction, in addition to all expenses of the Agent to be reimbursed in accordance with Section 14, the full amount of the Commission which would have been payable under Section 16 had the Offering been completed for gross proceeds of $2,300,057.50, being a cash commission of $149,503.00 (the “Alternative Transaction Commission”), in each case to the extent that the expenses or Commission have not already been paid by the Corporation. For greater certainty, in the event that the Agent elects not to proceed with the Offering and the Corporation subsequently enters into a binding agreement in respect of, or makes a public announcement in respect of, an Alternative Transaction, the Corporation shall have no obligation to pay any Alternative Transaction Commission but shall remain liable for all expenses of the Agent in accordance with Section 14.

An “Alternative Transaction” means any equity or debt financing, merger, amalgamation, arrangement, business combination, take-over bid, insider bid, issuer bid, reorganization, joint venture, sale or exchange of a part of, all of, or substantially all of the assets or common shares of the Corporation or any similar transaction involving the Corporation with any arm’s length party.

16.          Agent’s Commission. In consideration of the services to be rendered by the Agent hereunder and all other matters in connection with the issue and sale of the Units under the Offering (including, for greater certainty, pursuant to the exercise of the Over-Allotment Option), the Corporation shall pay to the Agent a cash commission (the “Commission”) equal to 6.5% of the gross proceeds realized by the Corporation in respect of the sale of the Units under the Offering. The obligation of the Corporation to pay the Commission shall arise at the Closing Time, and the Commission shall be fully earned by the Agent at that time.

As additional compensation, the Agent will receive at the Closing Time, Broker Warrants (the “Broker Warrants”) exercisable to acquire such number of Common Shares (the “Broker Shares”) as is equal to 6.5% of the number of Units issued pursuant to the Offering (including, for greater certainty, pursuant to the exercise of the Over-Allotment Option); provided that if the Corporation has not caused the Registration Statement to be declared effective by the SEC at or before 5:00 p.m. (Vancouver time) on November 26, 2017, then the Agent shall be entitled to receive, for no additional consideration, an additional 10% of the Broker Warrants, resulting in the issuance of Broker Warrants in the amount of 7.15% of the number of Units sold in connection with the Offering (each additional Broker Warrant, a “Penalty Broker Warrant”). The Broker Warrants shall be exercisable at any time following the Closing Time, until 5:00 p.m. (Vancouver time) on the date that is 48 months following the Closing Time, at an exercise price, subject to adjustment, of $0.79 per Broker Warrant.

17.          Book Entry Closing. At the discretion of the Agent, the Unit Shares and Warrants will be issued by way of electronic deposit in accordance with the rules and procedures of CDS. In such case the Agent will provide a direction to CDS with respect to the crediting of the Unit Shares and Warrants to the accounts of the participants of CDS as shall be designated by the Agent in writing in sufficient time prior to the Closing Date to permit such crediting.

18.          Conditions. All of the terms and conditions contained in this Agreement to be satisfied by the Corporation on the one hand and the Agent on the other hand prior to the Closing Time shall be construed as conditions, and any breach or failure by a party to comply with any of such terms and conditions shall entitle the other parties to terminate their obligations hereunder by written notice to that effect given prior to the Closing Time. It is understood and agreed that any party may waive in whole or in part, or extend the time for compliance with, any of such terms and conditions without prejudice to such party’s rights in respect of any such terms and conditions or any other or subsequent breach or non-compliance; provided, however, that to be binding, any such waiver or extension must be in writing.

19.          Notices. Unless otherwise expressly provided in this Agreement, any notice or other communication to be given under this Agreement (a “notice”) shall be in writing addressed as follows:

if to the Corporation:

NioCorp Developments Ltd.

7000 South Yosemite Street, Suite 115

Centennial, CO

US 80112

Attention:         Mark Alan Smith, Executive, Chairman, CEO and President

Email:               msmith@niocorp.com

With a copy (for information purposes only and not constituting notice) to:

Blake, Cassels & Graydon LLP

595 Burrard Street, Suite 2600

Vancouver, British Columbia V7X 1L3

Attention:         Bob Wooder

Email:               BOB.WOODER@blakes.com

if to the Agent:

Mackie Research Capital Corporation

199 Bay Street, Suite 4500

Commerce Court West, Box 368

Toronto, Ontario M5L 1G2

Attention:         David Keating

Email:               DKeating@mackieresearch.com

With a copy (for information purposes only and not constituting notice) to:

Owens Wright LLP

Suite 300, 20 Holly Street

Toronto, Ontario M4S 3B1

Attention:         Paul De Luca

Email:               pdeluca@owenswright.com

or to such other address as any of the parties may designate by notice given to the others.

Each notice shall be personally delivered to the addressee or sent by email to the addressee and: (i) a notice which is personally delivered shall, if delivered on a Business Day, be deemed to be given and received on that day and, in any other case, be deemed to be given and received on the first Business Day following the day on which it is delivered; and (ii) a notice which is sent by email shall be deemed to be given and received on the first Business Day following the day on which it is sent.

20.          Time of the Essence. Time shall, in all respects, be of the essence hereof.

21.          Canadian Dollars. Unless otherwise indicated all references herein to dollar amounts are to lawful money of Canada.

22.          Headings. The headings contained herein are for convenience only and shall not affect the meaning or interpretation hereof.

23.          Singular and Plural, etc. Where the context so requires, words importing the singular number include the plural and vice versa, and words importing gender shall include the masculine, feminine and neuter genders.

24.          Entire Agreement. This Agreement constitutes the only agreement between the parties with respect to the Offering and shall supersede any and all prior negotiations and understandings in connection with the Offering including for greater certainty, the Engagement Letter between the Corporation and the Agent dated June 30, 2017 and the underwriting agreement between the Corporation and the Agent dated May 16, 2017. This Agreement may be amended or modified in any respect by written instrument only.

25.          Severability. The invalidity or unenforceability of any particular provision of this Agreement shall not affect or limit the validity or enforceability of the remaining provisions of this Agreement.

26.          Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein.

27.          Successors and Assigns. The terms and provisions of this Agreement shall be binding upon and enure to the benefit of the Corporation, the Agent and the Purchasers and their respective executors, heirs, successors and permitted assigns; provided that, except as provided herein or in the Subscription Agreements, this Agreement (including, for greater certainty, the indemnity provided for in Section 13) shall not be assignable by any party without the written consent of the others.

28.          Further Assurances. Each of the parties hereto shall do or cause to be done all such acts and things and shall execute or cause to be executed all such documents, agreements and other instruments as may reasonably be necessary or desirable for the purpose of carrying out the provisions and intent of this Agreement.

29.          Effective Date. This Agreement is intended to and shall take effect as of the date first set forth above, notwithstanding its actual date of execution or delivery.

30.          Language. The parties hereby acknowledge that they have expressly required this Agreement and all notices, statements of account and other documents required or permitted to be given or entered into pursuant hereto to be drawn up in the English language only. Les parties reconnaissent avoir expressment demandées que la présente convention ainsi que tout avis, tout état de compte et tout autre document a être ou pouvant etre donné ou conclu en vertu des dispositions des présentes, soient rédigés en langue anglaise seulement.

31.          Counterparts and Facsimile Copies. This Agreement may be executed in any number of counterparts and by facsimile, or other electronic means, each of which so executed shall constitute an original and all of which taken together shall form one and the same agreement.

32.          Conflict. The Corporation acknowledges that the Agent and its affiliates carry on a range of businesses, including providing stockbroking, investment advisory, research, investment management and custodial services to clients and trading in financial products as agent or principal. It is possible that the Agent and other entities in its groups that carry on those businesses may hold long or short positions in securities of companies or other entities, which are or may be involved in the transactions contemplated in this Agreement and effect transactions in those securities for their own account or for the account of their respective clients. The Corporation agrees that these divisions and entities may hold such positions and effect such transactions without regard to the Corporation’s interests under this Agreement.

33.          No Fiduciary Duty. The Corporation acknowledges that in connection with the Offering: (i) the Agent has acted at arm’s length, are not agents of, and owe no fiduciary duties to, the Corporation or any other person, (ii) the Agent owes the Corporation only those duties and obligations set forth in this Agreement, and (iii) the Agent and its affiliates are engaged in a broad range of transactions that involve interests that differ from those of the Corporation. The Corporation waives to the full extent permitted by applicable law any claims it may have against the Agent arising from an alleged breach of fiduciary duty in connection with the Offering. The Agent has not provided any legal, accounting, regulatory or tax advice with respect to the Offering and the Corporation has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

If the Corporation is in agreement with the foregoing terms and conditions, please so indicate by executing a copy of this Agreement where indicated below and delivering the same to the Agent.

Yours very truly,

MACKIE RESEARCH CAPITAL CORPORATION

Per:	/s/ David Keating
Authorized Signing Officer

* * * * * * * * * *

The foregoing is hereby accepted on the terms and conditions therein set forth.

DATED the 26th day of July, 2017.

NIOCORP DEVELOPMENTS LTD.

Per:	/s/ Mark Alan Smith
Authorized Signing Officer

SCHEDULE “A”

DETAILS OF OUTSTANDING CONVERTIBLE SECURITIES
AND RIGHTS TO ACQUIRE SECURITIES

This is Schedule “A” to the Agency Agreement dated as of July 26, 2017 between NioCorp Developments Ltd. and Mackie Research Capital Corporation.

A.        Warrants, Broker Warrants and Lind Warrants

The Corporation has 20,609,086 common share purchase warrants outstanding which are exercisable into the equivalent number of Common Shares.

B.        Options

The Corporation has 17,025,000 options outstanding which are exercisable into the equivalent number of Common Shares.

C.        Convertible Notes

On October 14, 2015, the Corporation issued unsecured convertible promissory notes in the aggregate principal amount of $800,000 (the “Notes”). The Notes bear interest at a rate of 8%, payable quarterly in arrears, are nontransferable, and have a term of three years from the date of issue. Principal under the Notes is convertible by lenders into, and payable by NioCorp in, Common Shares at a conversion price of C$0.97 per Common Share, calculated on conversion or repayment using the then-current Bank of Canada noon exchange rate. Interest payable and any unconverted principal at maturity date is payable either in cash or Common Shares, at the election of the Corporation.

On December 22, 2015, the Corporation closed a definitive convertible security funding agreement (the “Lind Agreement”) with Lind Asset Management IV, LLC (“Lind”). The Lind Agreement is comprised of a $4,500,000 principal amount, 10% secured convertible security (the “Convertible Security”) and 3,125,000 transferable common share purchase warrants (the “Lind Warrants”). The Convertible Security has a term of two years from its date of issuance, and interest is prepaid and added to its principal amount, resulting in an initial face value of $5,400,000. On March 20, 2017, the Corporation and Lind entered into an amendment to extend the term of the Convertible Security from 24 months to 30 months, such that the due date has been extended to June 17, 2018. As of the date hereof, $2,600,000 of the Convertible Security face value remains unconverted and outstanding.

Further to the terms of the Convertible Security, upon satisfaction of certain conditions, including but not limited to a minimum draw down amount by Lind under the Convertible Security, a minimum market capitalization for the Corporation, and a minimum amount of cash on the Corporation’s balance sheet, the Corporation had the right to call an additional $1,000,000 under the Convertible Security (a “First Tranche Increase”). On February 14, 2017, upon satisfaction of the conditions for the First Tranche Increase, the Corporation provided notice to Lind to demand the advancement of an additional $1,000,000 in funding under the Convertible Security pursuant to its right to call. This amount was funded by Lind on March 31, 2017, resulting in an increase in the face amount of the Convertible Security increased by $1,200,000 ($1,000,000 in funding and $200,000 in implied interest). The maturity date of the First Tranche increase is March 31, 2019.

D.        Lind Agreement

Lind Asset Management IV, LLC has certain rights of first refusal pursuant to the terms of the loan arrangements therewith.

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